Exhibit 10.21

FIRST AMENDED AND RESTATED

LEASE AGREEMENT

(Adamo Drive Property)

THIS FIRST AMENDED AND RESTATED LEASE AGREEMENT (the “Lease”) is made and effective this 17th day of September, 1998, by and between JEFFREY I. WOOLEY, having an address of 10000 Lindelaan, Tampa, Florida 33618 (hereinafter called “Landlord), and ASBURY AUTOMOTIVE TAMPA, L.P., a Delaware limited partnership, having an address of 712 Fifth Avenue, 49th Floor, New York, New York 10019 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, on or about September 17, 1998, Landlord entered into that certain Courtesy Dealership Lease Agreement (Adamo Drive Property) (the “Courtesy Lease”) with JIW Enterprises, Inc., Gulf Auto Holdings, Inc. and Courtesy Toyota of Brandon, Inc. (collectively, “Courtesy”); and

WHEREAS, Courtesy assigned the Courtesy Lease to Tenant, and Landlord and Tenant wish to amend and restate the Courtesy Lease as hereinafter set forth.

NOW, THEREFORE, the Courtesy Lease is hereby amended and restated in its entirety as follows:

ARTICLE ONE

Demised Premises Term and Construction of Improvements

SECTION 1.01. Landlord, for and in consideration of the terms, covenants and conditions herein contained, does hereby demise, lease and let to Tenant, and Tenant does hereby hire and take from Landlord, upon and subject to the terms, covenants and conditions herein contained, the interest of Landlord (other than under this Lease), in the following:

ALL of those certain parcels of land and premises with certain improvements located thereon, said land and premises being more particularly described on Exhibit A attached hereto and made a part hereof and collectively called the “Demised Premises”;

TO HAVE AND TO HOLD the Demised Premises for a term of ten (10) years commencing on September 17, 1998 (the “Commencement Date”) and expiring at midnight on September 16, 2008 (hereinafter called the “term”). Provided this Lease is not in default, Tenant may elect to extend the term of this Lease for one (1) additional term of five (5) years (such additional term period being hereinafter referred to as the “Renewal Term”), in accordance with the terms and conditions of Section 1.02 below.

Section 1.02. In the event Tenant elects to extend the term of this Lease as referenced above, the following terms and conditions shall apply:

(i) This Lease must not be in default either at the time of Tenant’s election to renew the term of this Lease or at the time commencement of the Renewal Term; and

(ii) Except as otherwise provided herein, Tenant’s use and occupancy of the Demised Premises during the Renewal Term shall be upon the same terms, covenants and conditions contained herein. All payments on the part of Tenant to be made and all o other obligations on the part of Tenant to be performed as provided in this Lease shall continue to be made and performed by Tenant during the Renewal Term;

(iii) Tenant shall exercise its right to extend the term of this Lease for the Renewal Term b delivering notice of its intent to renew the term of this Lease to Landlord in writing by certified mail on or before September 16, 2007; and

(iv) There shall be no further additional right to renew this Lease other than as set forth in this Section 1.02. Any termination of this Lease shall terminate the later right of renewal hereunder.

ARTICLE TWO

Rent

SECTION 2.01. Tenant covenants and agrees to pay to Landlord, promptly when due, without notice of demand and without deduction or set-off of any amount for any reason whatsoever, a fixed “minimum rent” outlined as follows, together with any applicable sales, use or rent taxes. The “minimum rent” shall be paid according to the following schedule:

(i) Annual minimum rent for the first (1st) year of the initial term of this Lease shall be Eight Hundred Thirty Thousand Four Hundred Ninety-Nine and 96/100ths Dollars ($830,499.96), payable in equal monthly installments of Sixty-Nine Thousand Two Hundred Eight and 33/100ths Dollars ($69,208.33) a month, together with applicable taxes.

(ii) Commencing with the second (2nd) year of the initial term of this Lease, and at the beginning of each year thereafter during the initial term of this Lease and the Renewal Term, the minimum rent shall be adjusted in accordance with the Consumer Price Index for Urban Wage Earners and Clerical Workers (U.S. City Average: All Items), issued by the Bureau of Labor Statistics of the U.S. Department of Labor using the year 1982-84 as a base year of 100 (“Index Number”). At the commencement of the second (2nd) Lease Year (as hereinafter defined), the minimum rent shall be adjusted by multiplying the minimum rent paid in the first (1st) year of this Lease by a fraction, the numerator of which shall be the Index Number for the third (3rd) month preceding the commencement of the second (2nd) Lease Year, and the denominator of which shall be the Index Number for the third (3rd) month preceding the Commencement Date of this Lease. At the commencement of each Lease Year thereafter, including any Lease Year which falls within the Renewal Term (if this Lease is renewed as described herein), the minimum rent shall be adjusted by multiplying the minimum rent paid in the preceding Lease Year by a fraction, the numerator of which shall be the Index Number for the third (3rd) month preceding the commencement of the new Lease Year, and the denominator of which shall be the Index Number for the third (3rd) month preceding the commencement of the preceding Lease Year. Notwithstanding the foregoing, however, in no event shall the minimum rent for any Lease Year be less than one hundred two percent (102%) of the minimum rent for the preceding Lease Year or more than one hundred six percent (106%) of the minimum rent for the preceding Lease Year. In the event that the index herein referred to ceases to be published during the term of this Lease, or a substantial change is made in the method of establishing such index, then the determination of the adjustment shall be made with the use of such conversion factor, formula or table as may then be published by the Bureau of Labor Statistics, or if none is available, the parties shall accept comparable statistics on the cost of living in the United States, as shall then be computed and published by any agency of the United States, or if none, by a respected financial periodical selected by Landlord. The term “Lease Year” as used herein shall mean consecutive twelve (12) month periods commencing on the Commencement Date, and on each anniversary of the Commencement Date, during the term of this Lease.

The minimum rent reserved hereunder shall be payable in equal monthly installments, in advance, on the first (1st) day of each month during the Lease term; provided, however, that upon the execution of this Lease by Tenant, Tenant shall pay to Landlord the installments of minimum rent due for the first month of the initial term of this Lease (together with applicable sales tax, as described below). Tenant shall pay to Landlord, together with the monthly installments of the minimum rent due hereunder, the sales and use tax imposed by the State of Florida on rental payments under commercial leases and any other taxes, impositions or charges which may be payable by Tenant pursuant to the terms of this Lease, including, but not limited to, the terms of Section 3.01 hereof. If the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

SECTION 2.02. All amounts payable under Section 2.01 of this Article, as well as all other amounts payable by Tenant to Landlord under the terms of this Lease, shall be paid at the office of Landlord set forth above, or at such other place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

SECTION 2.03. In order to secure payment by Tenant of the amounts specified in Section 2.01 of this Article and to secure the performance by Tenant of its duties and obligations under this Lease, Tenant shall upon the execution of this Lease (and in addition to the first month’s rent to be paid to Landlord upon execution of this Lease pursuant to Section 2.01 hereof) deposit with Landlord the sum of Two Hundred Twenty Thousand and No/100ths Dollars ($220,000.00) in cash (the “Security Deposit”). The Security Deposit shall not bear interest to Tenant, and Landlord shall be entitled to commingle the Security Deposit with Landlord’s other funds. Within ninety (90) days after the expiration of earlier termination of this Lease, Landlord shall (provided an event of default does not then exist) return the Security Deposit to Tenant, less any portion thereof which has been applied by Landlord in accordance with the terms of this Article. If an event of default shall occur or if Tenant fails to surrender the Premises in the condition required by this Lease, Landlord shall have the right (but no obligation), without prejudice to any other remedy which Landlord may have on account thereof, to apply all or any portion of the Security Deposit to cure such default or to remedy the condition of the Premises. If Landlord so applies the Security Deposit or any portion thereof before the expiration or earlier termination of this Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security Deposit to its original amount. The Security Deposit shall not be considered an advance payment of rent or a measure of Landlord’s damages in the case of a default by Tenant hereunder. Actions by Landlord against Tenant for any breach of this Lease shall in no way be limited or restricted by the amount of this Security Deposit and resort to such deposit shall not waive any other rights or constitute an election of remedies on the part of Landlord. If Landlord shall sell or transfer its interest in the Demised Premises, Landlord shall transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit, and Landlord thereupon shall be released from all liability to Tenant for the return of the Security Deposit. It is agreed that this provision shall apply to every sale or transfer made of the Security Deposit to any new landlord. The Security Deposit shall not be assigned or encumbered by Tenant without the prior written consent of Landlord, and any attempt to assign or encumber the Security Deposit without the consent of Landlord shall be void and of no effect.

ARTICLE THREE

Expenses, Taxes, Other Charges

SECTION 3.01. Tenant agrees that it will pay without deduction or set-off of any amount for any reason whatsoever, all Real Estate Taxes (as hereinafter defined) which may be imposed under the Demised Premises during the Term hereof. All Real Estate Taxes shall be paid by Tenant prior to their delinquency, and Tenant shall, prior to the delinquency of any such Real Estate Taxes, provide Landlord with paid receipts or other suitable evidence of the payment of the same. Real Estate Taxes for any partial years included in the Term shall be prorated between Landlord and Tenant. As used herein, the term “Real Estate Taxes” shall mean and include all personal property taxes relating to the Demised Premises, real estate taxes, special assessments, and all other governmental charges, general or special, ordinary or extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, which are levied or assessed by any governmental authority or political subdivision thereof against the Demised Premises or any part thereof.

SECTION 3.02. Tenant shall also pay any tax or excise on rents, gross receipts tax or other tax (including, but not limited to, all applicable sales taxes), however described, which is levied or assessed by the United States of America or the State of Florida, or any other applicable governmental body or political subdivision thereof, against Landlord with respect to the rent, additional rent or other charges reserved under this Lease or as a result of Landlord’s receipt of such rent, additional rent or other charges accruing under this Lease.

SECTION 3.03. Tenant may, but only if in good faith and with reasonable diligence, contest by any and all appropriate administrative, trial, appellate or other proceedings the amount, validity, enforceability or application of any taxes, assessments, charges or other obligations that Tenant is required to pay or perform to any person or entity other than Landlord by any provision of this Lease, and defer payment and discharge thereof during the pendency of such contest, provided that: (i) such contest suspends the collection or enforcement of the item contested, (ii) such contest shall have the effect of preventing the sale, loss or forfeiture of the Demised Premises, or any interest therein, to satisfy such item; (iii) within thirty (30) days after Tenant has been notified of the assertion of such item, Tenant shall have notified Landlord in writing of Tenant’s intention to contest same; (iv) neither Landlord nor Tenant will be subject to any criminal liability; (v) Tenant furnishes such security as may be required by law in connection with each such contest; (vi) the value, usefulness, occupation, enjoyment, operation and marketability of the Demised Premises will not be adversely impaired by any such contest; (vii) Tenant otherwise continues to pay and otherwise perform its obligations under this Lease: (viii) no default otherwise exists in the payment or other performance of Tenant under this Lease; (ix) each such contest is continuously prosecuted diligently to final determination: (x) Tenant Days, defends, indemnifies and holds Landlord harmless of and from any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees) incurred in connection with each such contest; (xi) Tenant promptly following a final determination of each such contest fully pays and discharges all amounts that may be levied, assessed, charged, imposed or otherwise determined to be payable, together with all penalties, fines, interest, costs and expenses and otherwise complies with such final determination at Tenant’s sole cost and expense; (xii) Landlord is furnished with such security as Landlord reasonably may require to assure compliance with all of the foregoing requirements, it being understood that Landlord will not require any additional security if (a) Tenant has otherwise posted such security as may be required by the taxing authorities or (b) has bonded-off any potential lien or encumbrance on the Demised Premises; and (xiii) such contest is permitted by any mortgagee having a mortgage lien upon the Demised Premises. In this regard, Landlord may require that Tenant shall have deposited with Landlord at such place as Landlord may from time to time in writing appoint, a sum of money which shall be sufficient in the judgment of Landlord to pay in full such item being contested, and all interest which might become due thereon, and shall keep on deposit an amount so sufficient at all times, increasing such amount to cover additional interest whenever, in the judgment of Landlord, such increase is advisable. Any such deposits are to be held without any allowance of interest. So long as all of the foregoing requirements are met and Landlord is promptly reimbursed for all costs and expenses incurred, Landlord will cooperate in connection with any such contest if such cooperation is reasonably required.

SECTION 3.04. It is expressly understood and agreed that Tenant shall not be required to pay any of the following taxes or governmental impositions which shall be imposed against Landlord by any governmental authority, whether federal, state, county, city, municipal, or otherwise, to-wit:

(a) any capital stock tax or other tax imposed against Landlord for the privilege or franchise of doing business as a corporation;

(b) any income tax levied upon or against the income of Landlord, including any rental income derived by Landlord from the Demised Premises;

it being further expressly understood and agreed, however, that nothing in this Article Three shall relieve Tenant of the obligation for the payment of any gross sales, occupational license, privilege, excise or other present or future tax, license, fee or other charge imposed against Landlord by any governmental authority, whether federal, state, county, city, municipal or otherwise, in respect to the ownership, leasing, use, occupation, management, operation, maintenance, repair or rebuilding of the Demised Premises or any portion thereof. irrespective of whether the same shall be measured in whole or in part by the rental or other income derived therefrom by Landlord.

ARTICLE FOUR

Use and Compliance with Laws

SECTION 4.01. Tenant agrees that, unless and to the extent that it shall obtain Landlord’s prior approval, it will not use the Demised Premises, nor will it suffer or permit the same to be used, for any purpose other than as an automotive dealership.

SECTION 4.02. Tenant shall throughout the term hereof, and at no expense whatsoever to Landlord, promptly comply, or cause compliance, with all laws and ordinances (including, without limitation, the Americans with Disabilities Act) and the rules, regulations and requirements of all federal, state, county and municipal governments, and appropriate departments, commissions, boards and officers thereof, foreseen or unforeseen, ordinary as well extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any change of governmental policy or require structural or extraordinary repairs, alterations or additions and irrespective of the cost thereof, which may be applicable to the Demised Premises, including, without limitation, the fixtures and equipment thereof and the sidewalks and curbs adjoining the Demised Premises or the use or manner of use of the Demised Premises. TENANT ACCEPTS THE DEMISED PREMISES IN THE ACTUAL “AS-IS” CONDITION IN WHICH THE SAME ARE AS OF THE DATE OF THIS LEASE. For purposes of this Lease, the term “AS-IS” shall not be deemed to limit the representations and warranties made by Landlord or the other Sellers or the indemnification obligations of Landlord or the other Sellers in that certain Asset Exchange Agreement among Asbury Villanova II L.L.C., Tenant, Asbury Automotive Tampa GP L.L.C., J.I.W. Enterprises, Inc., Courtesy Imports of Tampa, Inc., Gulf Auto Holdings, Inc., Courtesy Toyota of Brandon, Inc., Landlord and Douglas M. Tew, dated as, of December 19, 1997 (the “Asset Exchange Agreement”); however, any rights, claims or actions which Tenant may have under the Asset Exchange Agreement as a result of any such representations and warranties or pursuant to the indemnification provisions in the Asset Exchange Agreement may not be used as a defense or offset in connection with any claim or action involving this Lease.

SECTION 4.03. Tenant shall not during the term hereof maintain, commit or permit the maintenance or commission of any nuisance on or about the Demised Premises. Tenant’s use and occupation shall at all times be in compliance with the ordinances of Hillsborough County and the laws of Florida and of the United States and any regulations thereunder.

SECTION 4.04. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances, rules and regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, 42 U.S.C. §9601, et seq., and the Resource Conservation and Recovery Act, as amended from time to time, 42 U.S.C. §6901, et seq., and the regulations promulgated thereunder (collectively, the “Hazardous Materials

Laws”), regarding or relating in any way to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under any such laws, ordinances or regulations (collectively, “Hazardous Materials”).

Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use of the Demised Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Demised Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials generated or used by Tenant or any other party other than Landlord or its agents or employees in, on or about the Demised Premises during the term of this Lease to be removed from the Demised Premises and transported solely by duly licensed haulers to duly licensed facilities for disposal of such Hazardous Materials and wastes. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Demised Premises in complete conformity with all applicable Hazardous Materials laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations to the extent imposed upon Tenant by Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials generated or used by Tenant or any other party other than Landlord or its agents or employees in, on or about the Demised Premises during the term of this Lease located on the Demised Premises to be removed therefrom and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant acknowledges and agrees that it shall be responsible for and shall perform, at its sole cost and expense, any removal, remediation, cleanup and restoration which may be required with regard to the presence of any Hazardous Materials generated or used by Tenant or any other party other than Landlord or its agents or employees in, on or about the Demised Premises during the term of this Lease or the release of any Hazardous Materials into, onto, above or under the Demised Premises by Tenant or any third party during the term hereof, and Tenant shall perform such remedial action in accordance with all applicable laws, including any and all Hazardous Materials Laws. Further, Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord), and hold Landlord and Landlord’s officers, employees, directors, agents, stockholders, successors and assigns free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses, damages, costs and expenses (including attorneys’ fees) or death of or injury to any person or damage to any property whatsoever, including, without limitation, the Demised Premises and any improvements located thereon, arising from or caused in whole or in part, directly or indirectly, by the presence in, on, about or under the Demised Premises of any Hazardous Materials or by Tenant’s failure to comply with any Hazardous Materials Laws or in connection with any removal, remediation, cleanup, restoration and materials required hereunder as a result of the presence of any Hazardous Materials in, on, about or under the Demised Premises with respect to any Hazardous Materials generated, used or released in, on, about or under the Demised Premises by Tenant or any other party other than Landlord or its agents or employees during the term hereof or which may be released in, on, about or under the Demised Premises bevy Tenant or any other party other than Landlord or its agents or employees during the term hereof as may be required to return the Demised Premises to their condition existing prior to the appearance of any Hazardous Materials thereon. Notwithstanding the foregoing, Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in. on, about or under the Demised Premises nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to or in any way connected with the Demised Premises without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto. In addition, at Landlord’s request, at the expiration of the term of this Lease, Tenant shall remove from the Demised Premises and dispose of all tanks or fixtures installed by Tenant which contain, have contained or are contaminated with, Hazardous Materials, in accordance with all applicable laws.

Tenant shall immediately notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any claim made or threatened by any person against Landlord, or the Demised Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Demised Premises or with respect to any Hazardous Materials removed from the Demised Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises or Tenant’s use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any hazardous Materials Law), Tenant shall promptly deliver to landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed from the Demised Premises. All such manifests, to the extent such Hazardous Materials were released, generated or used during the term of this Lease by Tenant or any other party other than Landlord and its agents and employees, shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord.

Landlord may, at its expense, commission environmental audits of the Demised Premises at any time after prior written notice to Tenant, it being understood that Landlord shall be responsible for the repair of any damage caused by such environmental audit.

Tenant’s obligations under this Section 4.04 shall survive the expiration or termination of this Lease.

ARTICLE FIVE

Utility Charges

SECTION 5.01. Tenant agrees to pay or cause to be paid all charges for gas, water, sewer, electricity, light, heat, power, telephone or other communication service or other utility or service used, rendered or supplied to, upon or in connection with the Demised Premises throughout the term hereof, and to indemnify Landlord and save it harmless against any liability or damages on such account. Tenant shall also at its sole cost and expense procure or cause to be procured any and all necessary permits, licenses or other authorizations required for the lawful and proper use, occupation, operation and management of the Demised Premises and for the lawful and proper installation and maintenance upon the Demised Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service to or upon the Demised Premises. Tenant expressly agrees that Landlord is not, nor shall it be, required to furnish to Tenant or any other occupant of the Demised Premises, during the term hereof, any water, sewer, gas, heat, electricity, light, power or any other facilities, equipment, labor, materials or services of any kind whatsoever, and Landlord shall not be liable for any loss or damage suffered by Tenant as a result of a failure of any such services to be available to the Demised Premises.

ARTICLE SIX

Indemnification and No Liability of Landlord

SECTION 6.01. Tenant covenants and agrees, at its sole cost and expense, to indemnify and save harmless Landlord against and from any and all loss, cost, damage or claims by or on behalf of any person, firm or corporation, arising from, in or about the Demised Premises during the term hereof, and further to indemnify and save Landlord harmless against and from any and all claims arising from any condition of any building on the Demised Premises, or of any vaults, passageways or spaces therein or appurtenant thereto, or any sidewalks or roadways adjacent thereto, arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term hereof, in or about the Demised Premises, or upon or under the sidewalks, the parking areas and the roadways, and the land adjacent thereto, and from and against all costs, counsel fees, expenses and liabilities incurred in or about any such claim, action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend such action or proceeding by counsel satisfactory to Landlord. The provisions of this Section 6.01 shall not be construed to result in Tenant’s indemnifying Landlord against the consequences of Landlord’s gross negligence or willful misconduct or that of Landlord’s agents or employees; rather, Landlord covenants and agrees, at its sole cost and expense, to indemnify and save harmless Tenant against and from any and all loss, costs, damages or claims by or on behalf of any person, firm or corporation, arising from Landlord’s gross negligence or willful misconduct during the term of this Lease. The obligations under this Section 6.01 shall survive the expiration or termination of this Lease.

SECTION 6.02. In the event of any litigation arising out of or in connection with this Lease or any instrument or documents executed pursuant hereto, the prevailing party shall be entitled to recover all costs, expenses and reasonable attorneys’ fees incurred by it, including, without limitation, those incurred through the pre-trial, trial or appeal stage of any lawsuit, or those incurred in federal bankruptcy or reorganization proceedings, or in connection with enforcing or collecting upon any final judgment.

SECTION 6.03. Except to the extent that the same may be the Sellers’ obligations under the Asset Exchange Agreement, either directly or pursuant to the indemnification provisions thereof, and except to the extent of a breach of any representation or warranty of Landlord that may be contained in this Lease, Tenant further covenants and agrees that Landlord shall not be responsible or liable to Tenant, or any person, firm or corporation claiming by, through or under Tenant for, and Tenant and any such person, firm or corporation claiming by, through or under Tenant hereby release Landlord from any liability whatsoever arising from or by reason of, any defect in any building or buildings on the Demised Premises, or in any engines, boilers, elevators, machinery, electric wiring or fixtures, or other equipment or apparatus or appliances in any such building, or for any failure or defect of water, heat, electric light or power supply, or of any apparatus or appliance in connection therewith, or from any injury or loss or damage to person or property resulting therefrom. Further, except to the extent the same is caused by Landlord’s gross negligence or willful misconduct or that of its agents or employees, Landlord shall not be responsible or liable to Tenant, or any person, firm or corporation claiming by, through or under Tenant, for, and Tenant or any person, firm or corporation claiming by, through or under Tenant hereby release Landlord from, all liability whatsoever arising from any injury, loss or damage to any persons or to the Demised Premises, or to any property of Tenant, or of any other person, contained in or upon the Demised Premises, caused by or arising or resulting from the electric wiring, or plumbing, water, steam, sewerage, or other pipes, or by or from any machinery or apparatus, or by or from any other defect whatsoever, or by or from any injury or damage caused by, arising or resulting from lightning, wind, tempest, water, in, upon or coming through or falling from the roof, skylight, trapdoors, windows, marquees, metal or glass awning, or by or from other actions of the elements, or from any injury or damage caused by or arising, or resulting from acts or negligence of any occupant or occupants of adjacent, contiguous or neighboring premises, or any other cause whatsoever.

ARTICLE SEVEN

Maintenance and Repairs

SECTION 7.01. Tenant shall, throughout the term hereof until the surrender of the Demised Premises (which is governed by Article Fifteen hereof), and, except as may be otherwise expressly provided herein, at no expense whatsoever to Landlord, take good care of the Demised Premises and, subject to the rights of Tenant under Article Nine of this Lease, shall not do or suffer any waste with respect thereto, and Tenant shall, except as may be otherwise expressly provided herein, promptly make all repairs to maintain the Demised Premises in good and lawful order and condition. When used in this Article, the term “repairs” shall include replacement, restoration and/or renewals when necessary. The provisions and conditions of Article Nine applicable to changes or alterations shall similarly apply to repairs required to be done by Tenant under this Article. Tenant shall keep and maintain all portions of the Demised Premises, including, without limitation, the roof and structure of the building and all building equipment, plumbing, and HVAC systems in good working order and condition and shall maintain the sidewalks, in a clean and orderly condition, free of accumulation of water, dirt and rubbish. Except as otherwise provided in Article Fifteen, nothing herein contained shall be construed to prevent Tenant from removing from the Demised Premises its own trade fixtures, furniture, and equipment on the condition, however, that Tenant shall, at its own cost and expense, and it hereby agrees to, repair any and all damages to the Demised Premises resulting from or caused by the removal thereof, and not from ordinary wear and tear.

SECTION 7.02. Tenant shall permit Landlord and the authorized representatives of Landlord to enter the Demised Premises upon reasonable notice at all reasonable times during usual business hours for the purpose of exhibiting or inspecting the same and of making any necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority, or that may be necessary to prevent waste or deterioration in connection with the Demised Premises, which Tenant is obligated, but has failed, to make, perform, or prevent, as the case may be. Nothing in this Lease shall imply any duty upon the part of Landlord to do any work or to make any alterations, repairs, additions or improvements to the Demised Premises, of any kind whatsoever except to the extent required as a result of Landlord’s gross negligence or willful misconduct or that of its agents or employees. The performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform the same. Landlord shall not in any event (except for events caused by Landlord’s default hereunder) be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any other occupant of the Demised Premises or part thereof, by reason of making repairs or the performance of any work on the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever. Landlord shall, however, in connection with the doing of any such work cause as little inconvenience, annoyance, disturbance, loss of business or other damage to Tenant or any such other occupant as may be reasonably possible in the circumstances.

ARTICLE EIGHT

Mechanics’ Lien

SECTION 8.01. Tenant shall not suffer or permit any liens to stand against the Demised Premises or any part therefrom by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to, Tenant or anyone holding the Demised Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed against the Demised Premises, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same, by either payment, deposit or bond. If Tenant shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying amount claimed to be due by deposit in court or bonding. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including counsel fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, together with interest thereon at a rate of twelve percent (12%) per annum from the date of payment or deposit, shall become due and payable forthwith by Tenant to Landlord, or, at the option of Landlord, shall be payable by Tenant to Landlord as additional rent, as provided in Article Twelve hereof.

SECTION 8.02. Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord’s interest in the Demised Premises. Landlord shall have the right to post and keep posted at all reasonable times on the Demised Premises any notices which Landlord shall be required so to post for the protection of Landlord and the Demised Premises from any such lien. Tenant agrees to promptly execute such instruments in recordable form in accordance with the terms and provisions of Florida Statute 713.10. As provided by Chapter 713, Florida Statutes, Landlord hereby notifies all persons and entities that any lien claimed by any party as the result of improving the Demised Premises or any improvements thereon pursuant to a contract with Tenant, or with any person other than Landlord, shall extend to, and only to, the right, title and interest in and to the Demised Premises, if any, of the person contracting for such improvements. This paragraph shall be construed so as to prohibit, in accordance with the provisions of Chapter 713, Florida Statutes, the interest of Landlord in the Demised Premises being subject to any lien for any improvements made by Tenant or any other person on the Demised Premises.

SECTION 8.03. Landlord and Tenant hereby agree to execute a memorandum of lease for recording in the Public Records of Hillsborough County, Florida, in form and substance mutually agreeable to Landlord and Tenant, which memorandum of lease shall contain the terms and conditions of the option to purchase as set forth in Article Thirty-Three hereof and the prohibition on mechanics’ liens as set forth in Section 9.01 hereof. Upon the expiration of the Term of this Lease (including any renewal terms), Landlord and Tenant hereby agree to execute a termination of memorandum of lease for recording in the Public Records of Hillsborough County, Florida, in form and substance mutually agreeable to Landlord and Tenant.

ARTICLE NINE

Alterations

SECTION 9.01. Tenant agrees that it will make no structural alterations to the building or buildings now or hereafter erected upon the Demised Premises or construct any additional improvements on the Demised Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord’s prior written consent shall not be required in instances of non-structural alterations to the Demised Premises or in instances where structural alterations are required by an automobile manufacturer(s) as a condition of continuing the dealership franchise, but Tenant shall provide prior written notice of any such alteration prior to the commencement of any work. Tenant further agrees that it will not make any other alterations or improvements which would change the character of said building or buildings, or which would weaken or impair the structural integrity, or lessen the value of said building or buildings.

SECTION 9.02. Provided Tenant has obtained in the prior written consent of Landlord in accordance with the terms of Section 9.01 hereof if such consent is required, Tenant is granted the right, at its own cost, to make such alterations, additions, enlargements and improvements in and to the building or buildings now or hereafter erected upon the Demised Premises as it may deem desirable for its use, but subject, however, to the following provisions:

(a) The same shall be performed in a first-class workmanlike manner.

(b) Tenant shall cause such plans and specifications to be prepared and will furnish copies thereof to Landlord prior to the commencement of such alterations and, in instances where Landlord’s prior consent is required pursuant to Section 9.01 above, no work shall be done except in accordance with plans and specifications approved by Landlord, such approval not to be unreasonably withheld or delayed. Landlord shall be deemed to have approved any plans and specifications submitted by Tenant if Landlord does not disapprove the same within fifteen (15) business days. Tenant further agrees that, before the commencement of any such alterations, it will file such plans and specifications with, and obtain the approval thereof by, all municipal or other governmental departments or authorities having jurisdiction thereof. Copies of all such approvals, authorizations, permits and consents of governmental authorities shall be delivered to and retained by Landlord. Landlord shall execute and deliver to Tenant such consents by Landlord as may be required by any such departments or authorities, it being understood, however, that any such consent or consents by Landlord shall not operate or be construed as a consent by Landlord for the purpose of filing any lien or making any charge of any kind whatsoever against either Landlord or the Demised Premises or as a representation or warranty that such plans and specifications will comply with any applicable laws or regulations.

(c) such alteration work shall be done subject to, and in accordance with, all applicable laws, rules, regulations, and other requirements of all governmental authorities having jurisdiction thereof and of the local Board of Fire Underwriters or of any similar body.

(d) Tenant shall procure and maintain such insurance as Landlord may reasonably require in connection with such alteration work.

(e) Tenant shall promptly pay and discharge all costs, expenses, damages and other liabilities which may arise in connection with or by reason of such alteration work.

(f) Tenant shall pay the amount of any increase in premiums on insurance policies occasioned by the making of any such alterations.

(g) Except in instances of non-structural alterations to the Demised Premises, Tenant’s contractor must be approved by Landlord, which approval shall not be unreasonably withheld or delayed.

(h) Upon the completion by Tenant of such alteration work, Tenant shall furnish to Landlord (in form and substance reasonably acceptable to Landlord) contractor’s affidavits, full and final waivers of liens, and receipted bills covering all labor and materials expended and used in connection with the performance of such alteration work.

SECTION 9.03. All such alterations made by Tenant shall immediately be and become part of the realty and the sole and absolute property of Landlord and shall remain upon and be surrendered with the Demised Premises at the expiration or other termination of this Lease.

ARTICLE TEN

Insurance and Damage

SECTION 10.01. Tenant, at is sole cost and expense, shall obtain and continuously maintain in full force and effect during the term of this Lease policies of insurance covering any and all improvements located on the Demised Premises (the “improvements”) naming the Landlord as loss payee, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an “Extended Coverage Endorsement,” including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for flood if the Demised Premises are in a designated flood or flood insurance area; and (d) loss from so-called explosion, collapse and underground hazards; and (e) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the improvements. At all times, such insurance coverage shall be in an amount equal to one hundred percent (100%) of the then “full replacement cost” of the improvements. “Full Replacement Cost” shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the improvements in the event of damage thereto or destruction thereof. Notwithstanding the foregoing, Tenant shall not be deemed to be in breach of this Section 10.01 if Tenant maintains in force such policies of insurance with respect to such loss or damage as are maintained by the Companies (as the term “Companies” is defined in the Asset Exchange Agreement) as of the date of the Asset Exchange Agreement.

SECTION 10.02. In case of damage to or destruction of any improvements on the Demised Premises or any part thereof by fire or other cause, Tenant shall promptly give written notice thereof to Landlord, and Tenant shall, at Tenant’s sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace, rebuild or alter the same as nearly as possible to its condition immediately prior to such damage or destruction taking into account, however, such reasonable modifications to such improvements to accommodate Tenant’s then existing business conditions, together with such other changes or alterations as may be made at Tenant’s election, all in conformity with and subject to the conditions of Article Nine hereof. Such restorations, repairs, replacements, rebuilding or alterations shall be commenced within ninety (90) days from the date of occurrence of such damage or destruction, which time shall be extended by a time commensurate with any delays due to adjustment of insurance, preparation of plans and specifications, and applications for zoning variances and rezoning and other governmental approvals, and shall thereafter be prosecuted with reasonable diligence, unavoidable delays excepted.

SECTION 10.03.

A. All insurance money paid on account of such damage or destruction shall be paid to and held by Landlord and Tenant as co-trustees and, shall be applied to the payment of the cost of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs or for the protection of the completion of permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the “restoration”), and shall be paid out to, or at the direction of, Tenant from time to time as such restoration progresses, in installments equal to ninety percent (90%) of the work completed and one hundred percent (100%) of the materials furnished, and shall be received by Tenant for the purpose of paying the cost of such restoration upon the written request of Tenant which shall be accompanied by the following:

(1) a verified certificate signed by Tenant, or a certificate signed by the architect or engineer in charge of such construction, dated not more than thirty (30) days prior to such request, setting forth the following:

(a) that the sum then requested either has been paid by Tenant, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified, and giving a brief description of such services and materials and the several amounts so paid or due to each of said persons in respect thereof, and stating that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance. money or has been made out of the proceeds of insurance received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate;

(b) that except for the amount, if any, stated pursuant to the foregoing subclause (l)(a) in such certificate to be due for services or materials, there is no outstanding indebtedness shown on Tenant’s books or known to the person signing such certificate, after due inquiry, which is due on the date of such certificate for labor, wages, materials, supplies or services in connection with such restoration which, if unpaid, might become the basis of a vendor’s, construction, mechanic’s, laborer’s or materialman’s statutory or similar lien upon such restoration or upon the Demised Premises or any part thereof; and

(c) that the cost, as estimated by the person signing such certificate, of the restoration required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the aggregate of the insurance money remaining in the hands of Landlord, after payment of the sum requested in such certificate; and

(2) a certificate or endorsement of a title insurance company doing business in the city where the Demised Premises are located showing that there has not been filed in the public records of the county where the Demised Premises are located, with respect to the Demised Premises or any part thereof, any vendor’s, construction, mechanic’s, laborer’s, materialman’s or like lien, which has not been discharged of record, except such as will be discharged by payment of the amount then requested; and

(3) lien waivers from all contractors, subcontractors and materialmen performing work on the restoration with regard to any sums previously advanced as part of the restoration, and upon request by Tenant for the balance of such funds upon completion of such restoration, Landlord shall have received, in form and substance reasonably satisfactory to Landlord, a final contractor’s affidavit from the general contractor, and full and final waivers of liens and receipted bills covering all labor and materials expended and used in connection with the restoration.

Any balance of such funds remaining after the completion of such restoration shall be paid to Landlord upon completion of such restoration in accordance with the requirements of this Article Ten. Upon compliance with the foregoing provisions of this Section, Landlord and Tenant shall, out of such insurance money, pay or cause to be paid to Tenant or the persons named (pursuant to subclause (l)(a) of this Section) in such certificate the respective amounts stated therein to have been paid by Tenant or to be due to them, as the case may be.

B. If the net insurance money as aforesaid at the time held by Landlord and Tenant shall be insufficient to pay the entire cost of such restoration, Tenant shall pay the deficiency.

C. Upon receipt by Landlord of satisfactory evidence, of the character required by clauses (1), (2) and (3) of this Section, demonstrating that the restoration has been completed and paid for in full and that there are no liens of the character referred to therein, the balance of the insurance money payable to Tenant for such restoration pursuant to the terms hereof shall be paid to Tenant.

D. Anything herein contained to the contrary notwithstanding, in the event of the termination of this Lease pursuant to Article Thirteen or Section 10.06, any and all insurance proceeds then on hand shall be retained by Landlord, and Tenant shall have no right, title, interest or claim thereto or therein whatsoever.

SECTION 10.04. In case of damage to or destruction of any improvements on the Demised Premises by fire or other cause which shall amount to substantially total destruction thereof or shall be of such character as in the judgment of Tenant to require demolition of the remainder thereof, Tenant shall have the right, at its option, either to restore, replace or rebuild the same as provided in this Lease, or to demolish the remainder of the same and to construct, in replacement thereof, a new building, subject in all respects to the provisions of Article Nine hereof and Tenant shall in connection therewith duly and faithfully comply with all of such provisions.

SECTION 10.05. Notwithstanding any damage to or destruction of any improvements on the Demised Premises or any part thereof by fire or other casualty (whether or not the same results in any of the Demised Premises or the improvements thereon being rendered untenantable), and notwithstanding any disruption in Tenant’s use of the Demised Premises resulting from such casualty or from the repair or restoration thereof, in no event shall the rent payable by Tenant hereunder (including the base rent and any Impositions or other charges) be reduced or abated, whether in full or in part, and Tenant shall continue to pay the same to Landlord during the entire period that any or all of the Demised Premises shall remain unrepaired without notice or demand and without abatement, deduction or set-off.

SECTION 10.06. Anything herein to the contrary notwithstanding, if, during the last two (2) years of the initial term, or during the last year of any Renewal Term hereof, the improvements on the Demised Premises shall be so damaged by fire or otherwise that the cost of replacement or restoration thereof shall exceed fifty percent (50%) of the then replacement value of the improvements so damaged then Tenant may elect to cancel this Lease on written notice given within sixty (60) days after such damage, and this Lease shall come to an end on the delivery of such notice; provided, however, that simultaneously with the giving of its notice, Tenant shall deliver to Landlord an assignment duly executed and acknowledged by Tenant and the holders of all mortgages on this Lease, transferring to Landlord all of the rights and claims of Tenant and of such holders in, to and under all insurance proceeds covering such damage or destruction and in and to all insurance policies carried by Tenant pursuant to this Lease. In the event of any such cancellation, Tenant shall not be obligated to perform any restoration, the term of this Lease shall expire and all renewal rights shall terminate as of the effective date of such written notice, all such insurance proceeds shall be the property of Landlord, and neither Tenant nor the holder of any mortgage on this Lease shall have any rights or claims with respect thereto. No such cancellation, however, shall release Tenant from any obligation hereunder for rent, taxes and insurance premiums accrued or payable for or during any period prior to the effective date of such cancellation, and any prepaid rent, taxes and insurance beyond the effective date of such cancellation shall be adjusted.

SECTION 10.07. Tenant agrees to maintain, throughout the term hereof, public liability insurance protecting Landlord against claims of any and all persons, firms and corporations for personal injury, death or property damage occurring upon, in or about the Demised Premises, or any elevators or escalators therein or thereon, or in or about the adjoining streets, sidewalks and passageways, such insurance to afford protection with the coverages having such limits as are not less than those maintained by the Companies as of the date of the Asset Exchange Agreement.

SECTION 10.08. Each insurance policy required under this Article Ten shall have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to Landlord, and (b) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenet. All policies or insurance shall be written in companies reasonably satisfactory to Landlord and licensed to do business in the State of Florida. Certificates of insurance, evidencing the coverages required hereby, in a form reasonably acceptable to Landlord, shall be delivered to Landlord upon commencement of the term, and additional certificates of insurance shall be delivered to Landlord not less than twenty (20) days prior to the expiration of the then current policy term.

SECTION 10.09. Tenant shall cause to be inserted in the policy or policies of insurance required by this Article Ten hereof a so-called “Waiver of Subrogation clause” as to Landlord. Tenant hereby waives, releases and discharges Landlord, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction recoverable by insurance required under this Article Ten notwithstanding that such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to the insurance coverage only in the event of such loss.

SECTION 10.10. Landlord and Tenant each agrees that it will cooperate with the other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance monies that may be due in the event of, any loss or damage, and that it will execute and deliver to such other party such instruments as may be required to facilitate the recovery of any insurance monies.

SECTION 10.1 1. Tenant agrees to give prompt notice to Landlord with respect to all fires or other casualties occurring upon the Demised Premises.

ARTICLE ELEVEN

Condemnation

SECTION 11.01. If title to the fee of the whole of the Demised Premises or so much thereof as to render the remainder no longer useful for its intended use herein shall be taken or condemned by any competent authority, for any public or quasi-public use, this Lease shall cease and terminate, and all annual rent, additional rent and other charges paid or payable by Tenant hereunder shall be apportioned, as of the date of vesting of title in such condemnation proceeding, and the total award made with respect to the Demised Premises shall be paid to Landlord. Tenant shall surrender the Demised Premises as of the date of such vesting of title. Notwithstanding the foregoing, Tenant shall be entitled to maintain a separate action for an award to compensate Tenant for any moving expenses and damage to trade fixtures of Tenant on the Demised Premises.

SECTION 11.02. If title to the fee of less than the whole of the Demised Premises shall be so taken or condemned or conveyed by Landlord in lieu thereof, but the remainder is useful for its intended use herein, then the proceeds paid on account of such taking shall be paid to and held by Landlord and Tenant as co-trustees and shall be made available to Tenant in accordance with the terms of Section 10.3 above and Tenant shall restore the untaken portion of any building or buildings on the Demised Premises, so that each such building, respectively, shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the building existing immediately prior to such condemnation or taking. All amounts received as a result of such condemnation or conveyance in lieu thereof in excess of the amounts paid to so restore the building or buildings located on the Demised Premises, shall be retained by Landlord. The rent owed to Landlord by Tenant under this Lease shall be equitably adjusted based upon the portion of the Demised Premises so taken, condemned or conveyed by Landlord in lieu thereof.

ARTICLE TWELVE

Landlord’s Right to Perform Tenant’s Covenants

SECTION 12.01. Tenant covenants and agrees that if it shall at any time fail to pay any Tax pursuant to the provisions of Article Three hereof, or to take out, pay for, maintain or deliver any of the insurance perform any other act which Tenant is obligated to make or perform under this Lease, then Landlord may, without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, pay any such Tax, effect any such insurance coverage and pay premiums therefor, and make any other payment or perform any other act which Tenant is obligated to perform under this Lease, in such manner and to such extent as shall be necessary, and, in exercising any such rights, pay necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at a rate of twelve percent (12%) per annum from the date of the making of such expenditure by Landlord, shall be deemed additional rent hereunder and, except as otherwise in this Lease expressly provided, shall be payable to Landlord on demand or at the option of Landlord may be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

ARTICLE THIRTEEN

Default Provisions and Remedies

SECTION 13.01. This Lease and the demised term are subject to the limitation that if, at any time during the term hereof, any one or more of the following events (herein called an “event of default”) shall occur, that is to say:

(a) if Tenant shall fail to pay any installment of the rent set forth in Section 2.01 of this Lease, or any part thereof, when the same shall become due and payable, and such failure shall continue for five (5) days after written notice thereof from Landlord; provided, however, Landlord shall only be obligated to provide two (2) such five (5) day notice periods within any twelve (12) month period during the term of this Lease, and, upon the third delinquency in the payment of any rent due hereunder during any said twelve (12) month period, Tenant shall immediately be in default under this Lease without any further notice from Landlord; or

(b) if Tenant shall fail to pay any sum or other charge required to be paid by Tenant hereunder (other than the payment of the rental as set forth in said Section 2.01), and such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; or

(c) if Tenant shall make an assignment for the benefit of its creditors; or

(d) if any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and remains undismissed for sixty (60) days or Tenant requires or consents to any such petition or filing, or if any such petition shall be so filed by Tenant; or

(e) if, in any proceeding, a receiver or trustee be appointed for all or any portion of Tenant’s property; or

(f) if Tenant shall abandon the Demised Premises for a period in excess of thirty (30) days, it being presumed that Tenant shall have abandoned the Demised Premises if it shall fail to continuously operate its business for such thirty (30) consecutive day period without excuse as specifically allowed under the terms and provisions of this Lease; or

(g) if Tenant shall assign, mortgage or encumber this Lease, or sublet the whole or any part of the Demised Premises, otherwise than as expressly permitted hereunder, or if this Lease or the estate of Tenant hereunder shall be transferred, or passed to, or devolve upon, any person, firm or corporation other than Tenant herein named, except in the manner permitted hereunder; or

(h) if Tenant shall fail to perform or observe any other requirement of this Lease (not hereinbefore in this Section 13.01 specifically referred to) on the part of Tenant to be performed or observed, and such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant unless a shorter period of time is allowed under this Lease; provided, however, that, if such default cannot be cured with the exercise of diligent efforts within such thirty(30) days, such thirty (30) day period shall be extended for such period of time, not exceeding an additional sixty (60) days, as shall be required for Tenant, in the exercise of diligent efforts, to cure the default unless a shorter period of time is required under the provisions of any mortgage encumbering the Demised Premises; or

(i) If an “Event of Default” shall occur under the terms and conditions of that certain Lease Agreement of even date herewith by and between Landlord and Tenant with respect to the parcel of land and premises located at the southwest comer of Hillsborough and Dale Mabry Avenues, Tampa, Florida, (the “Hillsborough Avenue Lease”) if, and only if, at such time, the Landlord of the Hillsborough Avenue Lease and the Landlord under this Lease shall be the same person, or Affiliates of one another. For purposes of this Lease, the term “Affiliate”, as used to indicate a relationship with a specific person, shall mean a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, and in the case of a specified person who is a natural person, also includes his spouse, his former spouses, his issue, his parents, his estate and any trust for the benefit of his spouse and/or issue.

then upon the happening of any one or more of the aforementioned events of default, and the expiration of the period of time prescribed in any such notice, Landlord may exercise any and all rights and remedies under this Lease and Florida law. Upon the election of Landlord, this Lease and the term hereof, as well as all of the right, title and interest of Tenant hereunder, shall wholly cease and expire and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall nonetheless and in all events remain liable as hereinafter provided.

SECTION 13.02. In the event of any such default or breach by Tenant, in addition to all remedies available at law or in equity, Landlord may at any time thereafter, with or without notice, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

(a) Terminate Tenant’s right to possession of the Demised Premises by any lawful means, in which case the term of this Lease shall expire and Tenant shall immediately surrender possession of the Demised Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Demised Premises, expenses of reletting, reasonable attorneys’ fees, and any real estate commission actually paid or required to be paid.

(b) Reenter and take possession of the Demised Premises and relet the same for Tenant’s account, holding Tenant liable in damages for all expenses incurred by Landlord in any such reletting and for any difference between the amount of rents received from such reletting and those due and payable under the terms of this Lease, and Landlord shall not be deemed to have thereby accepted a surrender of the Demised Premises. In the event Landlord relets the Demised Premises, Landlord shall have the right to lease or let the Demised Premises or portions thereof for such periods of time and at such rents and for such use and upon such covenants and conditions as Landlord, in its sole discretion, may elect, and Landlord may make such repairs and improvements to the Demised Premises as may be necessary. Landlord shall be entitled to bring such actions or proceedings for the recovery of any deficits due to Landlord as it may deem advisable, without being obligated to wait until the end of the term, and commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals, nor shall anything in this subparagraph (b) limit or prohibit Landlord’s right at any time to accelerate all rents and charges due from Tenant to the end of the term, or to terminate this Lease by giving notice to Tenant.

(c) Declare all rents and charges due hereunder immediately due and payable, and thereupon all such rents and fixed charges to the end of the term shall thereupon be accelerated; provided, however, such accelerated amounts shall be discounted to their then present value on the basis of a five percent (5%) per annum discount from the respective dates that such amount should have been paid hereunder. In the event that any charges due hereunder cannot be exactly determined as of the date of acceleration, the amount of such charges shall be determined by Landlord in a reasonable manner based on historical increases in such charges.

(d) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Florida.

Section 13.03. In the event Tenant fails to pay any installment of rent or other sums required to be paid by Tenant under Article 2 of this Lease within the five (5) day period immediately following the date such rent or other sum is due, Tenant shall pay to Landlord a late charge in the amount of four percent (4%) of such outstanding amount. Upon the occurrence of an Event of Default, any amounts herein required to be paid by Tenant which are not paid when due, shall bear interest at a rate equal to twelve percent (12%) per annum from the date until paid.

Section 13.04. In the event of any litigation or other judicial action with respect to this base, the prevailing party in such action shall, in addition to all other remedies, be entitled to recover from the other party all costs and expenses of such litigation or judicial action, including, but not limited to, all attorneys’ fees or paralegals’ fees incurred in connection therewith, and all such fees incurred in any pretrial, trial, appellate or bankruptcy proceedings.

Section 13.05. As a material inducement to Landlord’s entering into this Lease, Tenant hereby expressly and voluntarily waives any notices required by law, including without limitation the three (3) day notice required by Florida Statute 83.20. The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the Demised Premises or any claim of injury or damage. In the event Landlord commences any proceeding to enforce this Lease or the landlord/tenant relationship between the parties, or for nonpayment of minimum rent, additional rent or any other sums due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings unless the failure to do so would bar Tenant’s right to do so in a separate action. In the event Tenant must, because of applicable court rules, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant covenant and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord (and, if necessary, transfer to a court of different jurisdiction), and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of each counterclaim or any other claim asserted by Tenant. Tenant hereby consents to the jurisdiction of any state court whose jurisdiction includes the county in which the Premises are located. In the event of any action or proceeding arising from this Lease or any other agreement to which Landlord and Tenant are a party, Tenant hereby stipulates that service of process upon Tenant shall be effective at the Demised Premises.

ARTICLE FOURTEEN

Cumulative Remedies-Waiver-Oral Change

SECTION 14.01. Every term, condition, agreement or provision contained in this Lease shall be deemed to be also a covenant.

SECTION 14.02. The specified remedies to which Landlord may resort under the terms of this Lease are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of this Lease.

SECTION 14.03. The failure of either party to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option. A receipt and acceptance by Landlord of rent or any other payment, or the acceptance of performance of anything required by this Lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent in a lesser amount than is herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of rent) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest rent then unpaid by Tenant, and no waiver by Landlord of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

SECTION 14.04. In addition to the other remedies provided Landlord in this Lease, Landlord shall be entitled to the immediate restraint by injunction of any violation or attempted or threatened violation, of any of the terms, covenants, conditions, provisions or agreements of this Lease.

SECTION 14.05. This Lease may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought or by his agent.

SECTION 14.06. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter and vice versa. This Lease and any related instruments shall not be construed more strictly against one party than against the other by virtue of the fact that initial drafts were made and prepared by counsel for one of the parties, it being recognized that this Lease and any related instruments are the product of extensive negotiations between the parties hereto and that both parties hereto have contributed substantially and materially to the final preparation of this Lease and all related instruments.

ARTICLE FIFTEEN

Surrender of Premises

Section 15.01. Tenant shall, upon the expiration or termination of this Lease for any reason whatsoever, surrender to Landlord the buildings, structures and building equipment then upon the Demised Premises, together with all alterations and replacements thereof then on the Demised Premises, in the same good order, condition and repair, that the Demised Premises are in on the completion of the construction contemplated hereby, except for reasonable and ordinary wear and tear. (Wherever the term “reasonable and ordinary wear and tear” is used in this Lease, it should be understood to contemplate that Tenant will have performed a reasonable maintenance program during the term hereof.) At the expiration of termination of this Lease for any reason whatsoever, Landlord shall have the right, at Landlord’s sole cost and expense, to inspect the Demised Premises through an independent licensed engineer and/or contractor in order to determine that all portions of the Demised Premises are in such good condition, ordinary wear and tear excepted. Any repairs deemed necessary in the opinion of the inspecting agent may be paid for out of proceeds of the Security Deposit. Title to all of Tenant’s trade fixtures, furniture and equipment (other than building equipment) installed in the Demised Premises shall remain in Tenant, and upon expiration or other termination of this Lease, the same may and, upon the demand of Landlord, shall be removed and any resultant damage to the Demised Premises shall be repaired, by and at the expense of Tenant; provided, however, that if, upon any such expiration or other termination of this Lease, Tenant shall be delinquent or in default under any of the provisions hereof, Tenant shall not, without Landlord’s prior written consent, be entitled to remove any such trade fixtures, furniture or equipment unless and until such delinquency or default shall have been cured, and if such delinquency or default shall not have been cured by Tenant within thirty (30) days after the date of such expiration or termination, all such trade fixtures, furniture and equipment of Tenant shall, at Landlord’s option, be and become the absolute property of Landlord.

ARTICLE SIXTEEN

Assignment, Subletting and Encumbrances

SECTION 16.01. Except as set forth below, Tenant shall not assign, mortgage or otherwise encumber this Lease, or sublet all or any part of the Demised Premises, without the prior written consent of Landlord in each instance which consent shall not be unreasonably delayed or withheld. No permitted assignment or sublease of the whole or any part of the Demised Premises by Tenant shall in any way release Tenant or affect or reduce any of the obligations of Tenant under this Lease, but this Lease shall continue in full force and effect, it being the intention and meaning of the parties hereto that Tenant shall be and remain liable to Landlord for any and all acts and omissions of any and all assignees, subtenants and similar occupants. The consent by Landlord to an assignment, encumbrance, or subletting shall not be construed in any way to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment, encumbrance, or subletting. Notwithstanding the foregoing, (i) Tenant shall have the right to assign this Lease or sublease all or a portion of the Demised Premises without Landlord’s consent (x) to any entity with which Tenant shall be merged, consolidated or combined or (y) to any entity which shall purchase all or substantially all of Tenant’s assets or (z) to any subsidiary, parent or affiliate of Tenant or any entity which shall own all or substantially all of Tenant’s outstanding shares or partnership or membership interests, or (ii) in the event of an “IPO” as that term is defined in the restated and amended limited partnership agreement of Tenant (the “Limited Partnership Agreement”), Tenant may assign its interest in this Lease or sublease the Demised Premises to those transferees contemplated by Section 4.7(g) of the Limited Partnership Agreement and any majority owned subsidiary of such transferee; provided, however, no such assignment or subletting shall relieve Tenant from its obligations or liabilities hereunder.

Notwithstanding any of the foregoing, it is expressly understood that, at all times during the terms of this Lease, Tenant hereunder must be identical to the tenant under the Hillsborough Avenue Lease (although permitted subtenants may differ).

SECTION 16.02. Notwithstanding anything contained in Section 16.01 above to the contrary, Tenant shall have the unrestricted right to mortgage and pledge this Lease, provided, however, that any such mortgage or pledge shall be subject and subordinate to the rights of Landlord hereunder.

ARTICLE SEVENTEEN

Subordination

SECTION 17.01. Tenant agrees and acknowledges that all of Tenant’s right, title and interest under this Lease is automatically subordinate to the lien of any existing or future lender without any further act by Tenant provided that Landlord, concurrently with the execution of this Lease, obtains and delivers to Tenant a nondisturbance agreement in form and substance reasonably satisfactory to Tenant from any existing lender with respect to this Lease and delivers a similar nondisturbance agreement from any future lender(s) as a condition precedent to Tenant’s future subordination. However, in order to manifest and confirm the foregoing, Tenant shall subordinate its leasehold interest in the Demised Premises to the mortgage lien of any financing Landlord may wish to obtain at any time during the Lease term. Provided the aforesaid condition precedent has been satisfied by Landlord, the failure of Tenant to so deliver any such instrument or instruments within ten (10) days; after such demand in writing by Landlord shall constitute a default hereunder, and Landlord shall be entitled to all of its remedies. Furthermore, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to execute such instruments of subordination in the event Tenant fails to execute such instruments within ten (10) days after such demand.

ARTICLE EIGHTEEN

Governing Law

SECTION 18.01. This Lease shall be governed by the laws of the State of Florida. Tampa, Florida, shall be the location for the handling of all disputes hereunder, and all parties hereby consent to personal jurisdiction of any court of competent jurisdiction for Tampa, Florida.

ARTICLE NINETEEN

Estoppel Certificate

SECTION 19.01. Landlord and Tenant agree at any time and from time to time, upon not less than ten (10) business days prior written request by the other party to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Demised Premises or any lender or other party doing business with Landlord or Tenant.

ARTICLE TWENTY

Notices

SECTION 20.01. All notices which are required or permitted hereunder must be in writing and shall be deemed to have been given, delivered or made, as the case may be, (notwithstanding lack of actual receipt by the addressee) (i) when delivered by personal delivery or (ii) three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, or (iii) one (1) business day after having been deposited with an expedited, overnight courier service (such as by way of example but not limitation, U.S. Express Mail, Federal Express or Purolator), addressed to the party to whom notice is intended to be given at the address set forth below:

Landlord:	Jeffrey I. Wooley
10000 Lindelaan
Tampa, Florida 3361 8

With a copy to:	Andrew J. Lubrano, Esquire
Hill, Ward & Henderson, P.A.
Suite 3700 -Barnett Plaza
101 East Kennedy Boulevard
Tampa, Florida 33602

Tenant:	Asbury Automotive Tampa, L.P.
C/O Ripplewood Holdings, L.L.C.
712 Fifth Avenue, 49th Floor
New York, New York 10019

Any party may change the address to which its notices are sent by giving the other party written notice of any such change in the manner provided in this Section, but notice of change of address is effective only upon receipt.

ARTICLE TWENTY-ONE

Invalidity of Particular Provisions

SECTION 21.01. If any term or provision of this Lease or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

ARTICLE TWENTY-TWO

Exculpation of Landlord

SECTION 22.01. Notwithstanding anything to the contrary that may be provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration of the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its successors, assigns or any mortgagee in possession (for the purposes of this paragraph, collectively referred to as “Landlord”), with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity and all other interests of Landlord in the Demised Premises (including all rental, condemnation, sales and insurance proceeds) for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever.

ARTICLE TWENTY-THREE

Binding Covenants and Benefits

SECTION 23.01. Subject to the provisions of this Lease, the terms, conditions, covenants, provisions and agreements herein contained shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and Tenant, its permitted successors and assigns.

The term “Landlord” shall mean the current Landlord, Jeffrey I. Wooley, and any subsequent landlord under this Lease, and the term “Landlord” that is used in this Lease insofar as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner of the Demised Premises at the time in question, and in the event of any transfer or conveyance of the Demised Premises, then the grantor shall be automatically freed and released from all liability accruing from and after the date of such transfer or conveyance with respect to the performance of any covenant or obligation on the part of Landlord contained in this Lease, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on the Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE TWENTY-FIVE

No Partnership or Joint Venture

SECTION 25.01. Landlord and Tenant are not and shall not in any way be considered joint venturers, partners or agents of each other, it being expressly understood that the relationship between them is solely that of lessor and lessee and nothing more. Neither party shall have the power to bid or obligate the other in any way unless and except as may be set forth specifically in this Lease.

ARTICLE TWENY-SIX

Possession and Quiet Enjoyment

SECTION 26.01. Tenant shall have full rights of possession commencing on the Commencement Date. For so long as this Lease is in effect, Tenant may peaceably and quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the Demised Premises, subject to the terms and conditions of this Lease.

ARTICLE TWENTY-SEVEN

[Intentionally Reserved]

ARTICLE TWENTY-EIGHT

Brokers

SECTION 28.01. Landlord and Tenant warrant each and to the other that they have not contracted with any other broker or real estate salesperson in connection with this transaction nor are they responsible for any other brokerage fees, commissions or finders fees arising out of this Lease. Each party to this Agreement shall hold the other party harmless of and from any and all real estate brokers’ or salesperson’s commissions or finders’ fees in connection with this transaction which are determined to be due from said indemnifying party by a court of competent and final jurisdiction.

ARTICLE TWENTY-NINE

Radon Gas

SECTION 29.01. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

ARTICLE THIRTY

Captions and Headings

SECTION 30.01. The captions and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease nor in any way affect this Lease.

ARTICLE THIRTY-ONE

Rights of Leasehold Mortgagees

SECTION 3 1.01. If Tenant or its successor or permitted assigns shall mortgage this Lease in compliance with the provisions of Section 16.02 hereof, then as long as any such mortgage shall remain unsatisfied of record, the following provisions shall apply:

(a) Landlord, upon serving upon Tenant any notice of default pursuant to the provisions of Article 19 hereof, or any other notice under the provisions of or with respect to this Lease, shall also serve a copy of such notice upon the holder of such mortgage, at the notice address described below, and no notice by Landlord to Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been so served.

(b) Any holder of such mortgage, in case Tenant shall be in default hereunder, shall, within twenty (20) days of its receipt of notice thereof or such longer period as may be specified herein, have right to remedy such default, or cause the same to be remedied, and Landlord shall accept such performance by or at the instance of such holder as if the same had been made by Tenant.

(c) Anything herein contained to the contrary notwithstanding, upon the occurrence of an event of default, other than an event of default due to a default in the payment of money, Landlord shall take no action to effect a termination of this Lease without first giving to the holder of such mortgage written notice thereof and a reasonable time thereafter within which either (i) to obtain possession of the mortgaged property (including possession by a receiver) or (ii) to institute, prosecute and complete foreclosure proceedings or otherwise acquire Tenant’s interest under this Lease with diligence. Such holder upon obtaining possession or acquiring Tenant’s interest under this Lease shall be required promptly to cure all defaults hereunder; provided, however, that (i) such holder shall not be obligated to continue such possession or to continue such foreclosure proceeding after such defaults shall have been cured; (ii) nothing herein contained shall preclude Landlord, subject to the provisions of this Section 31.01, from exercising any rights or remedies under this Lease with respect to any other default by Tenant during the pendency of such foreclosure proceedings; (iii) if such holder shall be a party other than a bank, savings and loan institution, or insurance company which is authorized to do business in the State of Florida (an “Authorized Institution”), such holder shall deposit with Landlord during the period of forbearance by Landlord from taking action to effect a termination of this Lease such security as shall be reasonably satisfactory to Landlord to assure to Landlord the compliance by such holder during the period of such forbearance with the terms, conditions and covenants of this Lease and (iv) such holder, if an Authorized Institution, shall agree with Landlord in writing to comply during the period of such forbearance with the terms, conditions and covenants of this Lease. It is understood and agreed that such holder, or its designee, or any purchaser in foreclosure proceedings (including, without limitation, a corporation formed by such holder) may become the legal owner and holder of this Lease through such foreclosure proceedings or by assignment of this Lease in lieu of foreclosure.

(d) Any notice or other communication which Landlord shall desire or is required to give to or serve upon the holder of a mortgage on this Lease shall be in writing and shall be served by certified mail, return receipt requested, addressed to Bank of America National Trust and Savings Association at 251 LaSalle Street, Chicago, Illinois 60697 or at such other address as shall be designated by such holder by notice in writing given to Landlord by certified mail, return receipt requested. Any notice or other communication which the holder of a mortgage on this Lease shall desk or is required to give to or serve upon Landlord shall be deemed to have been duly given or served if sent by certified mail, return receipt requested, addressed to Landlord at Landlord’s address as set forth in Section 20.01 hereof or at such other address as shall be designated by Landlord by notice in writing given to such holder by certified mail.

(e) Anything herein contained to the contrary notwithstanding, the provisions of this Section 31.01 shall inure only to benefit of the holder of the leasehold mortgage which is a first lien. Further, anything herein contained to the contrary notwithstanding, the provisions of this Section 3 1 .01 shall inure only to the benefit of the holder of a leasehold mortgage which has given notice to Landlord of the existence of such leasehold mortgage in accordance with the provisions of Section 20.01 hereof.

(f) Landlord and Tenant shall not enter into any agreement modifying, amending, canceling or surrendering this Lease without the prior written consent of the leasehold mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed.

(g) If any leasehold mortgagee shall acquire title to Tenant’s interest in this Lease, by foreclosure of a mortgage thereon or by assignment in lieu of foreclosure or by an assignment from a nominee or wholly owned subsidiary corporation of such mortgagee, such mortgagee may assign such Lease and shall thereupon be released from all future liability for the performance or observance of the covenants and conditions in such lease contained on the tenant’s part to be performed and observed from and after the date of such assignment, provided that the assignee from such mortgagee shall have assumed such Lease and shall have been approved by Landlord.

(h) No assets of Tenant (including, without limitation, equipment and trade fixtures) located on or about the Demised premises will be deemed by Landlord to be fixtures or to constitute part of Demised premises.

(i) Landlord will not assert, and therefore waives, any liens, whether granted by the Lease, statute or otherwise (including, without limitation, rights of levy or distraint for rent), against the Property.

(j) If Tenant defaults on its obligations to Lender and, as a result, Lender undertakes to enforce its security interest in Tenant’s assets, Landlord will permit Lender within a reasonable period following such default to enter and take possession of the Demised Premises without terminating the Lease provided Lender cures all then existing defaults of Tenant under the Lease and performs all of Tenant’s obligations under the Lease which arise during the period Lender is in possession of the Demised Premises. Lender may cause the Demised Premises to be leased or assigned to an entity designated by Lender and approved by Landlord, such approval not to be unreasonably withheld provided such entity assumes in writing all of Tenant’s obligations under the Lease. In the event Lender takes possession of the Demised Premises pursuant to this paragraph, regardless of Landlord’s consent to a sublease or assignment, Lender shall not thereafter be relieved of its obligation to perform the obligations of Tenant under the Lease, provided Lender shall not be deemed to have assumed Tenant’s obligations under the Lease if Lender takes temporary possession of the Demised Premises for the purposes of removing the Property pursuant to Section 31.01(i) hereof.

(k) Lender may, at no expense to Landlord and in accordance with the terms of the Loan Agreement between Lender and Tenant, enter onto the Demised Premises at any time or times and take possession of, sever, or remove the Property or any part thereof and said Property upon severance and/or removal may be sold, transferred or otherwise disposed of free and discharged of all liens, claims, demands, rights or interests of Landlord. Lender agrees to repair any damage caused by any severance and/or removal of the Property necessary to restore the Demised Premises to its condition immediately prior to such removal.

ARTICLE THIRTY-TWO

Short Form Lease

SECTION 32.01. Upon the execution hereof, Landlord and Tenant shall also enter into a short form lease, in the form of the Short Form Lease attached hereto as Exhibit B and made a part hereof, which shall be recorded in the Public Records of Hillsborough County, Florida., and shall reference the Option provided herein.

ARTICLE THIRTY-THREE

Option to Purchase

SECTION 33.01. The following definitions shall apply throughout this Article Thirty- Three:

(a) “Asbury” shall mean Asbury Automotive Tampa GP, L.L.C. a Delaware limited partnership and the general partner of Tenant.

(b) “Affiliate” shall have the meaning ascribed to it in the Limited Partnership Agreement.

(c) “IPO” shall mean an initial public offering of the REIT shares by the REIT pursuant to registration documents declared effective by the Securities and Exchange Commission.

(d) “Landlord’s Employment Agreement” shall mean that certain Employment Agreement, dated as of September 17, 1998, between Tenant and Landlord.

(e) “Limited Partnership Agreement” shall mean that certain first Amended and Restated Limited Partnership Agreement of Asbury Automotive Tampa, L.P., dated as of September 17, 1998.

(f) “Millbourne Realty” shall mean Millbourne Equity Partners, L.P., a Delaware limited partnership.

(g) “Newco” shall mean at the time of the exercise of the Option, a newly organized stock corporation or other business entity owned or controlled by Tenant or the Partners of Tenant 51% of which is owned or controlled by Asbury Automotive Tampa GP L.L.C., and 49% of which is owned or controlled by Jeffrey I. Wooley.

(h) “Option” shall mean the exclusive right to purchase the Property as described in this article.

(i) “Option Period” shall mean a period commencing on the date hereof and expiring at midnight two (2) years after such date.

(j) “OP Unit” shall mean a unit of limited partnership interest in Millbourne Realty.

(k) “Partner” or “Partners” shall have the meanings ascribed to them in the Limited Partnership Agreement.

(l) “Percentage Interest” shall have the meaning ascribed to it in the Limited Partnership Agreement.

(m) “Permitted Transferees” shall mean the Partners, Millbourne Realty, the REIT, and any of their respective Affiliates.

(n) “Property” shall mean collectively the Demised Premises and the real property which is the subject matter of the Hillsborough Avenue Lease.

(o) “Purchaser” shall mean Tenant, its Permitted Transferees or Newco, whichever such party exercises the Option and purchases the Property.

(p) “REIT” shall mean Millbourne Equity Trust, a Maryland real estate investment trust.

(q) “REIT Option Event” shall mean the giving of notice (1) by Tenant that Villanova has created or contemplates the creation of a REIT, that Tenant intends to exercise the Option at the REIT Option Price in order to cause the transfer, sale, conveyance, assignment or other disposition of the Property to a REIT or to a Newco in contemplation of the creation of a REIT or (2) by a Permitted Transferee that such Permitted Transferee intends to exercise the Option at the REIT Option Price in order to cause the transfer, sale, conveyance, assignment or other disposition of the Property to such Permitted Transferee.

(r) “REIT Option Price” shall mean Nineteen Million Dollars and No/100ths ($19,000,000.00).

(s) “Reversion Event” shall mean the occurrence of any one or more of the following after the closing of the purchase of the Property upon a REIT Option Event or, in the event of a transfer of the Option to a Permitted Transferee, upon the giving of notice pursuant to Section 33.06(b) and prior to an IPO: (1) the contemplated REIT fails to sell common shares of the REIT to the public in an IPO before the earlier to occur of the one-year anniversary of the closing of the purchase transaction or the August 15 occurring immediately subsequent to the calendar year in which the purchase of the Property is closed; (2) either Asbury or its Affiliates fail to own or control the Tenant in proportions at least equal to such proportions as they own or control as of the date of this Lease; (3) the Partners (or their “Permitted Transferees”, as such term is defined under the Limited Partnership Agreement) comprising Tenant cease to maintain their Percentage Interests in the Tenant under this Lease in the same proportions as they exist as of the date of this Lease, except (a) as such Percentage Interests may be adjusted pursuant to the Limited Partnership Agreement as a result of a capital contribution made under Section 4.2 of the Limited Partnership Agreement by one of the Partners, (b) as portions of such Percentage Interests may be assigned by the Wooley Entities with the consent of Asbury, or (c) as Landlord’s Percentage Interest may be reduced pursuant to the call right contained in Section 4.8 of the Limited Partnership Agreement as a result of a termination by Landlord of his Employment Agreement without “Good Reason” as defined therein, or (4) in the event Tenant establishes a Newco to hold the REIT shares attributable to the transfer of the Property to the REIT, such Newco fails to have the same ownership structure as the Limited Partnership as of the date of the creation of Newco except (a) as such ownership structure may be adjusted in a manner similar to the adjustment of Percentage Interests under the Limited Partnership Agreement as a result of a capital contribution made under a provision similar to Section 4.2 of the Limited Partnership Agreement by one of the Partners, (b) as portions of such interests similar to Percentage Interests may be assigned by the Wooley Entities with the consent of Asbury, or (c) as Landlord’s Percentage Interest may be reduced pursuant to a call right similar to the one contained in Section 4.8 of the Limited Partnership Agreement as a result of a termination by Landlord of his Employment Agreement without “Good Reason” as defined therein.

(t) “Reversion Period” shall mean the period beginning with the “REIT Option Event” or, in the event of a transfer of the Option to a Permitted Transferee, the giving of notice pursuant to Section 33.06(b), and ending on the last day a “Reversion Event” can no longer occur.

(u) “Villanova” shall mean Asbury Villanova II L.L.C. a Delaware limited liability company and an Affiliate of Asbury.

(v) “Wooley Entities” shall have the meaning ascribed to it in the Limited Partnership Agreement.

SECTION 33.02 Landlord hereby grants the Option to the Tenant for the Option Period. This Option is personal to Tenant, the Permitted Transferees and, if formed, Newco, and may not be separately assigned under any circumstances without Landlord’s prior written consent (except to a Newco designed to facilitate the completion of the REIT), which consent may be withheld in the sole and absolute discretion of Landlord, except that all or any portion of the Option may be assigned separately from the leasehold interest granted hereunder to any Permitted Transferee with ten (10) days prior written notice to Landlord, without Landlord’s consent.

In the event Purchaser exercises this Option to purchase the Property prior to the expiration of the Option Period, the Option, as exercised, shall be deemed to be a contract for the sale and purchase of the Property. In such event, Landlord agrees to sell and Purchaser agrees to purchase the Property for the price and upon the terms and conditions as hereinafter set forth. It is expressly understood that the Option applies to both parcels comprising the Property and that the same cannot be bifurcated.

As a condition precedent to Purchaser’s ability to exercise this Option, neither this Lease nor the Hillsborough Avenue Lease may be in default nor shall there be any acts or occurrences in existence which, with the passage of time, could constitute a default under the aforesaid leases.

SECTION 33.03. Purchaser shall only be entitled to exercise the Option upon the occurrence of a REIT Option Event Upon the occurrence of a REIT Option Event, the net purchase price for the Property shall be the REIT Option Price. The REIT Option Price shall be paid to Landlord by Purchaser in cash at closing. The proceeds shall be delivered by wire-transfer to Landlord in immediately available federal funds. The wire transferred funds must be received by Landlord in its designated account no later than 2:00 p.m., local time, on the closing date. Nothing contained in this Section or anywhere else in this Article Thirty-Three shall be deemed to give the right to any Purchaser to pay Landlord the REIT Option Price in any method other than in cash at closing.

SECTION 33.04. Following the occurrence of a REIT Option Event and prior to an IPO, Villanova shall in good faith select an “Independent Appraiser”, as such term is defined in the Limited Partnership Agreement, who, once all material facts, including but not limited to the identity of the properties to be included in the REIT, the proposed master lease governing the leasing of Property, and the initial estimated purchase price of the REIT shares in the IPO, are known by Asbury, Villanova and their Affiliates, shall determine the fair market value of the Property, the aggregate fair market value of the REIT (or of the REIT assuming all of the properties intended to be. included in the REIT are subsequently transferred to the REIT), the aggregate number of shares of the REIT to be issued to Tenant, a Newco or another Purchaser in exchange or consideration therefore, and, if Landlord elects to receive the REIT Option Price or any part thereof in REIT shares or OP Units, the aggregate number of REIT shares or OP Units of the REIT to be issued to Landlord in exchange or consideration therefore. Such valuation shall be done in a manner consistent with valuations of properties of the other Affiliates of Asbury and Villanova included in the REIT.

SECTION 33.05. Prior to or concurrently with the completion of the IPO of the REIT shares, Tenant or a Newco designed to hold such REIT shares or OP Units shall contribute its ownership interest in the Property or this Option to the REIT in exchange for REIT shares or OP Units. Upon such transfer or at any time thereafter, within ten days’ notice given by Landlord, Tenant or such Newco shall distribute to Landlord at the election of the Landlord, 49% of either the cash value of the REIT shares or OP Units in immediately available federal funds or the REIT shares or OP Units received by Tenant or such Newco. Landlord shall inform the Tenant, or Newco no later than the date when the underwriter of the IPO determines that it is important to disclose such information as to whether Landlord shall elect cash or REIT shares or OP Units, provided that at such time Landlord has accumulated reasonable information that allows him to make an informed decision as to such matters. Landlord shall have the right to record a short form reversion agreement in the public record describing Landlord’s rights hereunder with respect to reversion.

SECTION 33.06. In the event that all or a portion of the Option is transferred to any Permitted Transferee, the foregoing Sections 33.03, 33.04 and 33.05 shall be of no force and effect and the following provisions shall apply in their stead:

(a) REIT Option Price. In the event Landlord shall have been eligible to participate in the private placement of OP Units, and shall have entered into an irrevocable commitment to accept the same in payment of all or a portion of the REIT Option Price or any other consideration relating to the Option hereunder, the REIT Option Price shall be paid in cash or other immediately available funds.

(b) Notice of Exercise of Option. Such Permitted Transferee shall exercise the Option only by providing notice to Landlord in writing, on or before the last day of the Option Period.

(c) Closing: Payment of REIT Price. The closing of the purchase of the Property shall take place in accordance with Section 33.10 provided that payment of the REIT Option Price shall be made in accordance with this Section 33.06(c). The REIT Option Price for the Property shall be payable in cash or in other immediately available funds. Any cash payable shall be payable by wire transfer and must be received by Landlord in its designated account no later than 2:00 p.m., local time, on the closing date.

SECTION 33.07. In the event Landlord’s Percentage Interest in Tenant is purchased pursuant to Section 4.8 of the Limited Partnership Agreement as a result of Landlord’s termination of Landlord’s Employment Agreement without “Good Reason” as defined in Landlord’s Employment Agreement, such occurrence shall not be a “Reversion Event”; however, upon such occurrence, Landlord shall share in the REIT shares or OP Units and other benefits (including cash as described in Section 33.05) attributable to the REIT in the same manner and in the same proportions as though the purchase of Landlord’s Percentage Interest in Tenant had not occurred.

SECTION 33.08. During the Reversion Period, Purchaser shall not do any of the following:

(a)	Encumber the Property in an amount greater than the REIT Option Price;

(b)	Sell or lease the Property or any portion thereof to any person or entity other than to the Tenant under a lease having identical lease terms to this Lease;

(c)	Take any other action with respect to the Property that would have a material adverse effect on the Property or the “Business” as such term is defined in the Asset Exchange Agreement.

SECTION 33.09. Upon the occurrence of a Reversion Event, Purchaser shall thereupon immediately cause all of the Property to be reconveyed to Landlord within ten (10) business days at Tenant’s sole cost and expense, and Tenant shall indemnify and hold Landlord harmless from all reasonable cost and expense associated with the exercise of such Option and with such reconveyance (excluding without limitation any costs and exposes associated with the early payment of federal income taxes incurred by the Landlord). The reconveyance of the Property shall be closed at the offices of Hill, Ward & Henderson, P.A., Barnett Plaza, Suite 3700, 101 East Kennedy Boulevard, Tampa, Florida 33602, or at such other location in Hillsborough County, Florida, acceptable to the parties hereto. At closing, Tenant or such Newco shall provide Landlord with the same representations, warranties and covenants as Landlord provided Tenant with respect to the Property and shall be obligated by the same duties and obligations with respect to survey, title and deed as was Landlord under the Option, mutatis mutandis (except as to such encumbrances incurred in the ordinary course of business to which Landlord has consented in writing in his sole and absolute discretion). Subject to the foregoing, Landlord shall thereupon return the consideration received by Landlord in the same form or forms as it was received.

SECTION 33.10. In the event Purchaser exercises this Option to purchase the Property, subject to the curative periods, Reversion Events and all other conditions as herein provide, the sale and purchase of the Property shall be closed and the deed shall be delivered on or before ninety (90) days after the date of the exercise of these Option to purchase the Property. In the event the last day for closing the purchase of the property as herein provided is a Saturday, Sunday or a declared local holiday, the period for closing shall extend to and include the first business day immediately following any such Saturday, Sunday or declared holiday. The exact date for closing the purchase of the Property within said period shall be set by Purchaser, provided Purchaser gives Landlord at least five (5) business days prior written notice of such closing date. The sale and purchase of the Property shall be closed at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York, commencing at 10:00 am., or at such other time or location acceptable to the parties hereto.

At closing, Landlord shall provide Purchaser, at Tenant’s expense, a fee title insurance (ALTA) policy insuring marketable title to the Property, in the full amount of the purchase price of the Property, such policy to be purchased from a source and issued by an insurer reasonably acceptable to Purchaser, and Tenant shall pay the policy premium at or before the closing. A written binder for said insurance shall be delivered to Purchaser or its attorney at least ten (10) days prior to the closing.

At the closing of the sale after exercise of the Option, Landlord shall convey the Property to Purchaser by delivering to Purchaser a special warranty deed free and clear of all liens and encumbrances except (i) easements, covenants and restrictions of record as of the date of this Lease and listed on Exhibit C attached hereto other than those created by or consented to by Purchaser, if any, (ii) zoning ordinances and (iii) matters of survey.

At the closing of the sale after exercise of the Option, Tenant shall pay for the documentary stamps on the deed and for recording the deed.

Landlord shall cause all liens appearing on the title insurance commitment that have been placed on the Property as a result of Landlord’s financing with respect to the Property to be deleted simultaneously with the Closing.

Simultaneously with the closing of the sale after exercise of the Option, this Lease will be terminated, and Tenant shall negotiate and enter into a new lease with Millbourne Realty or its designee.

Purchaser may have the Property surveyed at Tenant’s expense prior to the date set for closing. If the survey shows any encroachments on the Property not shown on the Survey dated June 22, 1998, prepared by Landmark Engineering & Surveying Corporation, other than those consented to by Purchaser, the same shall be treated as a title defect, and written notice of the encroachments shall be given to Landlord by Purchaser, and Landlord shall make reasonable efforts to remove such encroachments to Purchaser’s reasonable satisfaction prior to Closing.

Landlord is conveying, the Property in “AS-IS” condition with no representation or warranty of any type, either express or implied, being made by Landlord as to its physical condition or fitness for a particular use. The term “AS-IS” shall be limited as set forth in Section 4.02 hereof.

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

In the event Purchaser exercises this Option to purchase the Property, Purchaser may have the energy efficiency rating of the buildings located on the Property being purchased determined. A copy of the brochure relating to this matter prepared by the State of Florida will be furnished by Landlord promptly upon Purchaser’s exercise of this Option.

If all or any portion of the Property should be damaged or taken through condemnation (which term shall include any damage or taking by any governmental entity or authority and any transfer by private sale in lieu thereof), either permanently or temporarily (but in the case of temporary damage or takings, only if such taking or damage has not already ceased at the time of Closing), the Option Price shall be reduced by the price paid to Landlord by such governmental entity or authority for such damage or taking and actually received by Landlord prior to Closing; otherwise, Purchaser shall proceed to closing without a reduction in the purchase price but Purchaser shall be entitled to any and all subsequent awards and settlements, if any.

Tenant shall be responsible for all taxes and assessments as of the date of closing and the same shall not be prorated.

It is understood and agreed that no real estate brokers have brought about this Option or the subsequent sale of said Property, and no commissions are due and owing any real estate broker for the sale and purchase of said Property.

At the closing of the sale and purchase of the Property on the terms hereof, Landlord shall furnish to Purchaser its affidavit in form acceptable to the title company, stating that (i) to its knowledge, Landlord has sole and exclusive possession and occupancy of the Property except for the rights of Tenant and a Purchaser other than Tenant, if any, and any and all subtenants under the terms of this Lease and the Hillsborough Avenue Lease, and (ii) either that there have been no improvements made to the Property by Landlord during the ninety (90) days immediately preceding the date of closing, or if there have been any such improvements, that all lienors in connection with said improvements have been paid in full.

This Article Thirty-Three constitutes the entire agreement between Landlord and Tenant pertaining to the Option, and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of Landlord and Tenant in connection with the subject matters hereof.

ARTICLE THIRTY-FOUR

Waiver of Jury Trial

SECTION 34.01. AS A MATERIAL INDUCEMENT TO THE EXECUTION OF THIS LEASE, LANDLORD AND TENANT AGREE THAT IN THE EVENT ANY LITIGATION ARISING OUT OF THE TERMS AND PROVISIONS OF THIS LEASE OR THE RELATIONSHIP BETWEEN LANDLORD AND TENANT. THEN NEITHER PARTY SHALL SEEK A JURY TRIAL IN SUCH PROCEEDING, IT BEING EXPRESSLY AGREED AND STIPULATED BY THE PARTIES HERETO THAT ANY DISPUTES ARE BETTER RESOLVED BY A JUDGE.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.

Signed, sealed and delivered in the presence of:

/s/ Barbara Murphy		/s/ Jeffrey I. Wooley (Seal)
Name:	Barbara A. Murphy	Jeffrey I. Wooley
(Type or Print Name)

/s/ Jessica Stone			“LANDLORD”
Name:	Jessica Stone
(Type or Print Name)
ASBURY AUTOMOTIVE TAMPA, L.P.,
a Delaware limited partnership

		By:	ASBURY AUTOMOTIVE TAMPA
GP L.L.C., a Delaware limited liability company, general partner

/s/ Barbara Murphy		/s/ Ian Snow
Name:	Barbara A. Murphy	Name:	Ian Snow
	(Type or Print Name)	Title:	Authorized Agent

“TENANT”

/s/ Lauren Coffman
Name:	Lauren Coffman
(Type or Print Name)

EXHIBIT A

(Adamo Drive Property)

PARCEL I:

Those portions of the Southeast 1/4 of the Southeast 1/4 of Section 13, and the Northeast 1/4 of the Northeast 1/4 of Section 24, all in Township 29 South, Range 19 East, Hillsborough County, Florida being further described as follows:

Begin at the Northeast corner of said Section 24; thence South 00°08’00” East, 880.75 feet along the East line of said Section 24 to the North right-of-way line of State Road 60: (D.O.T. Section No. 1011-601) thence along said North right-of-way line the following: South 84’32’00” West, 434.69 feet; thence North 50°35’00” West, 71.48 feet to the East right-of-way line of U.S. Highway No. 301 (State Road 43) (D.O.T. Section No. 10010-2502); thence along said East right-of-way line the following: North 05°26’00” West, 99.47 feet to a curve concave Westerly and having a radius of 6985.50 feet; thence Northerly along said curve, 203.34 feet through a central angle of 01°40’04” (chord North 06°16’02” West 203.33 feet); thence radial from said curve, North 82°53’56” East, 15.00 feet radial to a curve concave Westerly and having a radius of 7000.50 feet; thence Northerly along said curve, 217.89 feet through a central angle of 01°47’00”(chord North 07°59’34.5” West, 217.88 feet) to a non-tangent compound curve concave Westerly and having a radius of 68.00 feet; thence Northerly along said curve, 22.99 feet through a central angle of 19°22’14” (North 08°58’41” West, 22.88 feet) to a non-tangent curve concave Westerly and having a radius of 7000.50 feet; thence Northerly along said curve, 229.50 feet through a central angle of 01°52’42” (chord North 10°00’38.5” West, 229.49 feet); thence non-tangent from said curve, North 04”57’25” West, 239.45 feet; thence North 10°57’00” West, 54.91 feet to the South right-of-way line of the Seaboard Coast Line Railroad: thence South 84°31’04” East, 608.35 feet along said South right-of-way line to the East line of said Section 13; thence South 00°53’00” East, 124.94 feet along said East line to the point of Beginning.

PARCEL II:

A tract in the Northwest 1/4 of section 19, Township 29 South, Range 20 East, Hillsborough County, Florida, described as follows:

From the point of intersection of the West boundary of said Northwest l/4 of Section 19, and the Northerly right-of-way line of State Road No. 60 (Adamo Drive), run North 84°32’00” East along said Northerly right-of-way line of State Road No. 60 a distance of 367.30 feet; run thence North 0°01’10” East a distance of 570.00 feet; run thence North 89°58’50” West a distance of 366.88 feet to a point on the West boundary of said Northwest 1/4 of Section 19; run thence South 00°08’00” East along said West boundary of Northwest 1/4 of Section 19, a distance of 605.12 feet to the Point of Beginning.

EXHIBIT B

This Instrument was Prepared

By and Should Be Returned:

Thomas N. Henderson, Esquire

Hill, Ward & Henderson, P.A.

Post Office Box 2231

Tampa, Florida 33601

SHORT-FORM LEASE

(Adamo Drive)

THIS SHORT-FORM LEASE is made and entered into this 17th day of September, 1998, by and between JEFFREY I. WOOLEY (the “Landlord”) and ASBURY AUTOMOTIVE TAMPA, L.P., a Delaware limited partnership (the “Tenant”).

W I T N E S S E T H

WHEREAS, Landlord is the owner of that certain real property located in Hillsborough County, Florida, more particularly described on Exhibit A attached hereto and made a part hereof as if fully set forth herein (said parcel of real property, together with all fixtures and improvements now or hereafter situated thereon, being hereinafter referred to, collectively, as the “Property”);

WHEREAS, Landlord and Tenant entered into a certain Fist Amended and Restated Lease Agreement dated September 17, 1998 (the “Lease”) for the Property pursuant to the terms and conditions set forth in the Lease; and

WHEREAS, Landlord and Tenant desire to execute and record this Short-Form Lease to provide record notice to all persons and entities dealing with the Property of the rights and obligations of the Landlord and Tenant in accordance with the terms of the Lease;

NOW, THEREFORE, in consideration of the sum of Ten and No/100ths Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Landlord hereby agrees to lease to Tenant, and Tenant hereby agrees to lease from Landlord, the Property pursuant to the terms and conditions as set forth in the unrecorded Lease whose terms and conditions are incorporated herein by reference.

2. This Short-Form Lease is not a complete summary of the agreement relating to the letting of the Property but, rather, all persons or entities having an interest in the Property should refer to the unrecorded Lease.

3. The Lease contains the following provisions:

SECTION 8.02. Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding alteration or repair of or to the Demised Premises or any pan thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord’s interest in the Demised Premises.

Landlord shall have the right to post and keep posted at all reasonable times on the Demised Premises any notices which Landlord shall be required so to post for the protection of Landlord and the Demised Premises from any such lien. Tenant agrees to promptly execute such instruments in recordable form in accordance with the terms and provisions of Florida Statute 713.10. As provided by Chapter 713, Florida Statutes, Landlord hereby notifies all persons and entities that any lien claimed by any party as the result of improving the Demised Premises or any improvements thereon pursuant to a contract with Tenant, or with any person other than Landlord, shall extend to, and only to, the right, title and interest in and to the Demised Premises, if any, of the person contracting for such improvements. This paragraph shall be construed so as to prohibit, in accordance with the provisions of Chapter 713, Florida Statutes, the interest of Landlord in the Demised Premises being subject to any lien for any improvements made by Tenant or any other person on the Demised Premises.

4. The Lease has a term of ten (10) years and is scheduled to end at midnight on September 16, 2008. Provided the Lease is not in default, Tenant may elect to extend the term of the Lease for one additional term of five (5) years.

5. The Lease contains an option for the Tenant or certain Permitted Transferees to purchase the Property from Landlord commencing on the date of the lease and expiring at midnight two (2) years after such date.

6. Upon final termination of the Lease, Tenant will execute, acknowledge and deliver to Landlord a sufficient cancellation and termination of this Short-Form Lease in recordable form (the “Termination Agreement”), and the delivery of the Termination Agreement by Tenant shall be a condition precedent to the return of Tenant’s deposit as referenced in the Lease to the extent that Tenant is entitled to the same under the terms of the Lease. In the event Tenant fails to deliver the Termination Agreement pursuant to the terms hereof within fifteen (15) days after the receipt of written notice from Landlord demanding same and evidencing that Landlord is entitled to the Termination Agreement, Tenant shall be liable to Landlord for any and all damages, direct and indirect, resulting from Tenant’s delay in performing its obligations hereunder including, but not limited to, Landlord’s attorneys’ fees and costs incurred as a result of Tenant’s failure to deliver the Termination Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Short-Form Lease to be effective as of the day and year first above written.

(Seal)
Name:		Jeffrey I. Wooley
(Type or Print Name)

“Landlord”

Name:
(Type or Print Name)

ASBURY AUTOMOTIVE TAMPA, L.P., a Delaware limited partnership

		By:	ASBURY AUTOMOTIVE TAMPA GP L.L.C., a Delaware limited Liability company, general partner

By:

Name:		Name:

	(Type or Print Name)	Its:

(Corporate Seal)

Name:			“Tenant”
(Type or Print Name)

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this              day of September, 1998, by JEFFREY I. WOOLEY who is personally known to me or has produced                      as identification.

Notary Public

(Type, Print or Stamp Name)

My Commission Expires:

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this              day of September, 1998, by                     , as                      of ASBURY AUTOMOTIVE TAMPA GP L.L.C., as the general partner of ASBURY AUTOMOTIVE TAMPA, L.P., on behalf of said partnership and company. He is personally known to me or has produced                      as identification.

Notary Public

(Type, Print or Stamp Name)

My Commission Expires:

EXHIBIT A

(Adamo Drive Property)

PARCEL I:

Those portions of the Southeast 1/4 of the Southeast 1/4 of Section 13, and the Northeast 1/4 of the Northeast 1/4 of Section 24, all in Township 29 South, Range 19 East, Hillsborough County, Florida being further described as follows:

Begin at the Northeast corner of said Section 24; thence South 00°08’00” East, 880.75 feet along the East line of said Section 24 to the North right-of-way line of State Road 60; (D.O.T. Section No. 1011-601) thence along said North right-of-way line the following: South 84°32’00” West, 434.69 feet; thence North 50°35’00” West, 71.48 feet to the East right-of-way line of U.S. Highway No. 301 (State Road 43) (D.O.T. Section No. 10010-2502); thence along said East right-of-way line the following: North 05°26’00” West, 99.47 feet to a curve concave Westerly and having a radius of 6985.50 feet; thence Northerly along said curve, 203.34 feet through a central angle of 01°40’04” (chord North 06°16’02” West, 203.33 feet); thence radial from said curve, North 82°53’56” East, 15.00 feet radial to a curve concave Westerly and having a radius of 7000.50 feet; thence Northerly along said curve, 217.89 feet through a central angle of 01°47’00” (chord North 07°59’34.5” West, 217.88 feet) to a non-tangent compound curve concave Westerly and having a radius of 68.00 feet; thence Northerly along said curve, 22.99 feet through a central angle of 19°22’14” (North 08°58’41” West, 22.88 feet) to a non-tangent curve concave Westerly and having a radius of 7000.50 feet; thence Northerly along said curve, 229.50 feet through a central angle of 01°52’42” (chord North 10°00’38.5” West, 229.49 feet); thence non-tangent from said curve, North 04°57’25” West, 239.45 feet; thence North 10°57’00” West, 54.91 feet to the South right-of-way line of the Seaboard Coast Line Railroad; thence South 84°31’04” East, 608.35 feet along said South right-of-way line to the East line of said Section 13; thence South 00°53’00” East, 124.94 feet along said East line to the Point of Beginning.

PARCEL II:

A tract in the Northwest 1/4 of Section 19, Township 29 south, Range 20 East, Hillsborough County, Florida, described as follows:

From the point of intersection of the West boundary of said Northwest  1/4 of Section 19 and the Northerly right-of-way line of state Road No. 60 (Adamo Drive), run North 84°32’00” East along said Northerly right-of-way line of State Road No. 60 a distance of 367.30 feet; run thence North 0°01’10” East a distance of 570.00 feet; run thence North 89°58’50” West a distance of 366.88 feet to a point on the West boundary of said Northwest 1/4 of Section 19; run thence South 00°08’00” East along said West boundary of Northwest 1/4 of Section 19, a distance of 605.12 feet to the Point of Beginning.

EXECUTION COPY

SUBLEASE

THIS SUBLEASE, is entered into as of this 17th day of September, 1998, by and between ASBURY AUTOMOTIVE TAMPA, L.P., a Delaware limited partnership, as tenant (herein called “Sublessor”) and WTY MOTORS, L.P., a Delaware limited partnership (herein called “Subtenant”) .

W I T N E S S E T H:

WHEREAS, by that certain Lease Agreement annexed hereto as Exhibit A and made a part hereof (the “Master Lease”), dated the date hereof by and between Jeffrey I. Wooley, as landlord (“Landlord”) and Sublessor, as tenant, Landlord leased to Sublessor certain premises more particularly described in the Master Lease (the “Leased Property); and

WHEREAS, Sublessor desires to sublease to Subtenant, and Subtenant desires to hire from Sublessor a portion of the Demised Premises leased to Sublessor pursuant to the Master Lease as more particularly described in Exhibit B annexed hereto, which portion of the Demised Premises shall be referred to herein as the “Subleased Premises”, on the terms and conditions hereinafter set forth;

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meaning given to such term in the Master Lease;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

1. DEMISE AND TERM. Sublessor hereby leases to Subtenant, and Subtenant hereby hires from Sublessor the Subleased Premises. The term of this Sublease shall be the period commencing on the Commencement Date and ending on September 17, 2008 (the “Expiration Date”), unless sooner terminated as herein provided.

2. SUBORDINATE TO MASTER LEASE. This Sublease is and shall be subject and subordinate to the Master Lease and to all matters to which the Master Lease is or shall be subject and subordinate. Subtenant acknowledges that it has reviewed and examined a copy of the Master Lease.

3. PROVISIONS OF MASTER LEASE.

(a) Incorporation by Reference. All of the terms, covenants and conditions of the Master Lease are incorporated herein by reference so that, with respect to and as applicable to the Subleased Premises, each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and, with respect to and as applicable to the Subleased Premises, each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words “Landlord” and “Tenant,” or words of similar import, wherever the same appear in the Master Lease, were construed to mean, respectively, “Sublessor”

and “Subtenant” in this Sublease, and as if the words “Premises”, or words of similar import, wherever the same appear in the Master Lease, were construed to mean “Subleased Premises” in this Sublease, and as if the word “Agreement” and “Lease”, or words of similar import, wherever the same appear in the Master Lease, were construed to mean this “Sublease,” and as if the word “Term,” or words of similar import, wherever the same appears in the Master Lease, were construed to mean “the term of this Sublease; and as if the words “the date hereof,” or words of similar import, wherever the same appear in the Master Lease, were construed to mean “the date of this Sublease

(b) Subtenant’s Obligations. All acts and obligations to be performed and all terms and conditions to be observed by Sublessor as tenant under the Master Lease with respect to the Subleased Premises shall be performed and observed by Subtenant and Subtenant’s obligations shall run to Sublessor or Landlord as Sublessor may determine to be appropriate or required by the respective interests of Sublessor and Landlord.

(c) Time Limits. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of Tenant thereunder, or for the exercise by Tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening all time limits of ten (10) days or less by three (3) days in each instance and by shortening all time limits in excess of ten (10) days by five (5) days in each instance, so that in each instance Subtenant shall have three (3) days or five (5) days, as the case may be, less time to observe or perform hereunder than Sublessor has as the tenant under the Master Lease, provided that no period of two (2) days or more days shall be shortened to less than two (2) days.

(d) Conflict of Terms. If any of the express terms, conditions or provisions of this Sublease shall conflict with any of the terms, conditions or provisions incorporated by reference, such conflict: (i) if it relates to services or facilities to be provided by the Landlord under the Master Lease or benefits to be conferred by the Landlord under the Master Lease, shall be resolved in each such instance in favor of the express terms, conditions and provisions of the Master Lease, and (ii) if it relates to any other term, condition or provision of this Sublease, shall be resolved in each such instance in favor of the express terms, conditions and provisions of this Sublease.

(e) Notices from Landlord. If Subtenant receives any notice or demand from the Landlord with respect to the Subleased Premises or this Sublease, Subtenant shall promptly give a copy thereof to Sublessor. If Sublessor receives any notice or demand from the Master Landlord with respect to any obligations to be performed by Sublessor or Subtenant with respect to the Subleased Premises or any services or facilities to be furnished to Subtenant at the Subleased Premises, Sublessor shall promptly give a copy thereof to Subtenant.

4. NO BREACH OF MASTER LEASE. Subtenant shall not do or permit to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the Master Lease by the tenant thereunder, whether or not such act or thing is permitted under the provisions of this Sublease.

5. NO PRIVITY OF ESTATE. Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord.

6. INDEMNIFICATION BY SUBTENANT. Subtenant does hereby indemnify and hold harmless Sublessor and Landlord from and against any and all losses, costs, damages, expenses, charges and liabilities, including, without limitation, reasonable attorneys’ fees and disbursements, incurred or paid by Sublessor or Landlord, and shall defend Sublessor and Landlord against all claims, actions, proceedings and suits relating to: (i) the conduct of

Subtenant’s business in, or use or occupancy of, the Subleased Premises; (ii) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises, other than accidents, damages or injuries caused by Sublessor or Landlord or their respective officers, employees, agents or contractors; (iii) any breach or default by Subtenant in the observance or performance of the covenants and agreements contained herein (or incorporated herein by reference) beyond any applicable cure period; (iv) any work done in or to the Subleased Premises by Subtenant or Subtenant’s contractors, agents or employees; (v) any act, omission or negligence on the part Of Subtenant and/or its officers, employees, agents, customers, contractors or invitees, or any person claiming through or under Subtenant; or (vi) any losses of or damages to property, injuries to person, or claims of other Subtenant’s or occupants of Subtenant or of any other tenant or occupant of the Subleased Premises, arising out of or in connection with any alterations, additions or improvements in or to the Subleased Premises by Subtenant or Subtenant’s contractors, agents or employees, or acts, omissions or negligence in connection herewith.

7. USE. Subtenant shall use and occupy the Subleased Premises for the Permitted Use and for no other purpose. Subtenant shall comply with the certificate of occupancy relating to the Subleased Premises and with all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Subleased Premises and arising out of Subtenant’s occupancy, use or manner of use thereof.

8. RENT. Subtenant shall pay to Sublessor, for the term (as defined in the Master Lease) and any Renewal Term,             % of the rent as set forth in the Master Lease in the manner as set forth in the Master Lease when due, without notice or demand therefor, and without deduction, abatement, counterclaim or set off of any amount or for any reason whatsoever. Subtenant’s liability for the amounts due under this Sublease shall survive the expiration or sooner termination (for reasons other than Subtenant’s default) of this Sublease. If this Sublease shall be terminated due to Subtenant’s default, Subtenant’s liability under this Section 8 shall survive indefinitely.

9. CONDITION QF SUBLEASED PREMISES. Subtenant acknowledges that it has had the opportunity to examine and inspect the entire Subleased Premises and the fixtures and improvements, therein and is fully familiar with the physical condition thereof. Subtenant agrees that Subtenant is leasing the Subleased Premises and the fixtures therein “as is”, and that neither Sublessor nor the Landlord is required to perform any work or expend any monies in order to make the Subleased Premises ready for Subtenant’s occupancy. In making and executing this Sublease, Subtenant acknowledges that Sublessor has not made and does not make any representations or warranties as to the physical condition of the Subleased Premises or the fixtures or improvements therein and that Subtenant has relied solely on Such investigations, examinations and inspections as Subtenant has chosen to make or has made.

10. CONSENTS AND APPROVALS. In any instance when Sublessor’s consent or approval is required under this Sublease, Sublessor’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval has not been obtained from the Landlord and, provided that Sublessor shall otherwise be willing to grant such consent or approval Sublessor shall use reasonable efforts to obtain the consent of the Landlord if such consent or approval is required under the Master Lease. Sublessor’s failure to notify Subtenant of whether it will or will not consent to or approve any such matter or thing within the applicable time limits, if any, will not be deemed unduly delayed if, inter alia, such notification has not been received from the Landlord within such time limits, provided that Sublessor has not unreasonably delayed in delivering such request of Landlord. Sublessor shall have no obligation to take any action or incur any cost or expense to compel the Landlord to consent to any matter or thing under the Master Lease or as to this Sublease. In the event that Subtenant shall seek the approval by or consent of Sublessor and Sublessor shall fail or refuse to give such consent, Subtenant shall not be entitled to any damages or abatement for any withholding or delay of such approval or consent by Sublessor, it being agreed that Subtenant’s sole remedy shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sublessor shall have expressly agreed in writing not to unreasonably withhold or delay its consent.

11. NOTICES. All notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other hereunder shall be given in the manner in which notices are made under the Master Lease.

12. TERMINATION OF MASTER LEASE. If for any reason the term of the Master Lease shall terminate prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Subtenant by reason thereof. Sublessor shall have the right to cancel or terminate the Master Lease or voluntarily permit same to be canceled or terminated or surrendered so long as the Landlord shall recognize the right of Subtenant to remain in possession of the Subleased Premises pursuant to the then-executory provisions of this Sublease in which event Subtenant shall attorn to the Landlord as the Sublessor hereunder. If pursuant to any provision of the Master Lease the tenant thereunder shall have the right to terminate the Master Lease prior to the Expiration Date of this Sublease, then Subtenant shall not have the right to terminate this Sublease by reason of such provision incorporated by reference herein.

13. ASSIGNMENT AND SUBLETTING. Subtenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Subleased Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person other than Subtenant. If Subtenant is a corporation, the provisions of this Section shall apply to a transfer (by one or more transfers) of stock or any other mechanism (such as, by way of example, the issuance of additional stock, a stock voting agreement or change in classes of stock) which results in a change of control of Subtenant or, as if such transfer of stock which results in a change of control of Subtenant or such transferee were an assignment of this Sublease; and if Subtenant is a partnership, limited liability company or joint venture, the provisions of this Article shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership, limited liability company or joint venture or other mechanism (such as, by way of example, the creation of additional general partnership, limited liability company or limited partnership interests) which results in a change of control of such partnership, limited liability company or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership, limited liability company or joint venture which results in a change of control of such partnership, limited liability company or joint venture were an assignment of this Sublease. The term “control” shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of (a) more than fifty (50%) percent of all the voting stock, and in case of a joint venture, limited liability company or partnership or similar entity, ownership, directly or indirectly, of more than fifty (50%) percent of all the general or other partnership (or similar) interests therein, or (b) more than fifty (50%) percent of all the voting stock, and in case of a joint venture, limited liability company or partnership or similar entity, ownership, directly or indirectly, of more than fifty (50%) percent of all the general or other partnership (or similar) interests therein.

14. INSURANCE.

(a) Insurance Policies . Subtenant shall maintain throughout the term of this Sublease all liability and other insurance in respect of the Subleased Premises and the conduct and operation of business therein as required by the terms of the Master Lease, with Sublessor and the Landlord named as additional insureds. Subtenant shall deliver to Sublessor a fully paid-for policy or certificate prior to the

Commencement Date. Subtenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublessor and the Master Landlord such renewal policy or certificate at least twenty (20) days before the expiration of any existing policy. All such policies shall contain a provision whereby the same cannot be canceled or modified unless Sublessor and the Landlord are given at least thirty (30) days’ prior written notice of such cancellation or modification, and shall otherwise comply with the terms of the Master Lease

(b) Releases. Subtenant hereby releases the Landlord or anyone claiming through or under the Landlord by way of subrogation or otherwise to the extent that Sublessor released the Landlord and/or the Landlord was relieved of liability or responsibility pursuant to the provisions of the Master Lease, and Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of the Landlord which Sublessor is required to provide pursuant to the provisions of the Master Lease.

15. ALTERATIONS. Subtenant shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, installation or addition in or to the Subleased Premises without obtaining the prior written consent of Sublessor in each instance (which consent will not be unreasonably withheld or delayed with respect to non-structural alterations which do not affect the building systems) and, if required pursuant to the Master Lease, the consent of the Landlord. Sublessor shall use reasonable efforts to obtain the consent of the Landlord, at Subtenant’s sole cost and expense. Any such alteration, addition, change, replacement, installation or addition shall be made only in strict accordance with the terms, conditions and provisions of the Master Lease. Any such alteration, addition, change, replacement, installation or addition shall, upon installation, become the property of Sublessor and shall be surrendered with the Subleased Premises upon the expiration or earlier termination of this Sublease; provided that Subtenant shall have the right to remove its computers, office equipment, furniture and furnishings upon the expiration or earlier termination of this Sublease.

16. DEFAULT BY SUBTENANT. The following shall constitute a default by Subtenant hereunder: (i) any failure of Subtenant to pay any Rent or other charges payable when due; or (ii) any failure of Subtenant to perform any other of the terms, covenants or conditions of this Sublease (including those incorporated herein by reference) to be observed or performed by Subtenant within the time periods specifically set forth in any provision of the Master Lease; or (iii) if Subtenant shall commit any Event of Default. In case of any default hereunder, then, in addition to all other remedies (including those incorporated herein by reference) available to Sublessor, Sublessor shall have the right to terminate this Sublease on three (3) days’ notice to Subtenant, upon which Sublessor shall have the immediate right of re-entry and may remove all persons and property from the Subleased Premises by summary proceedings, force or otherwise.

17. RIGHT TO CURE SUBTENANT’S DEFAULTS. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublessor shall have the right, but not the obligation, after the lesser of five (5) days’ notice to Subtenant or the time within which the Landlord may act on Sublessor’s behalf under the Master Lease, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any reasonable incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees and disbursements. Subtenant shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Interest Rate from the date of the making of such expenditures.

18. LIABILITY OF SUBLESSOR. Sublessor’s liability for its obligations under this Sublease will be limited to Sublessor’s interest in the Subleased Premises and Subtenant will not look to any other property or assets of Sublessor in seeking either to enforce Sublessor’s obligations under this Sublease or to satisfy a judgment for Sublessor’s failure to perform such obligations.

19. WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Subtenant hereby waives all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublessor and Subtenant, the Subleased Premises or the use and occupancy thereof, and any claim of injury or damages. Subtenant also hereby waives all rights to assert or interpose a counterclaim (excepting compulsory counterclaims) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

20. NO WAIVER. The failure of either party to insist in any one or more cases upon the strict performance or observance of any obligation of the other party hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of the other party or any right or option of such party. No waiver by Sublessor or Subtenant of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by the party making such waiver.

21. COMPLETE AGREEMENT. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

22. SUCCESSORS AND ASSIGNS. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of Sublessor’s interest under the Master Lease or the Subleased Premises, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease to the extent the assignee assumes or is deemed to have assumed such obligations.

23. INTERPRETATION. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of Florida.

24. OPTION TO EXTEND TERM. The Term of this Sublease shall be extended in the event that the Sublessor extends the term of the Master Lease for the Renewal Term.

IN WITNESS WHEREOF, Sublessor and Subtenant have hereunto executed this Sublease as of the day and year first above written.

SUBLESSOR:

ASBURY AUTOMOTIVE TAMPA, L.P.

/s/ Barbara A. Murphy	By:	ASBURY AUTOMOTIVE TAMPA GP L.L.C.
Barbara A. Murphy		as General Partner

	By:	/s/ Ian Snow
/s/ Lauren Coffman	Name:	IAN SNOW
Lauren Coffman	Title:	AUTHORIZED AGENT

SUBTENANT:

WTY MOTORS, L.P.

	By:	ASBURY TAMPA MANAGEMENT L.L.C. as General Partner

/s/ Barbara A. Murphy	By:	/s/ Jeffrey I. Wooley
Barbara A. Murphy	Name:	Jeffrey I. Wooley
	Title:	President

/s/ Jessica Stone
Jessica Stone